AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 2004

                                 AMENDMENT NO. 1
                                       TO
                           REGISTRATION NO. 333-113546


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          YUKON GOLD CORPORATION, INC.
                 (name of small business issuer in its charter)

            DELAWARE                          1000                        98-0413063
  (State or other jurisdiction      (Primary Standard Industrial     (I.R.S. Employer
Of incorporation or organization)    Classification Code Number)     Identification No.)


                          YUKON GOLD CORPORATION. INC.
                                 347 Bay Street
                                    Suite 408
                            Toronto, Ontario M5H 2R7
                             Telephone: 416-865-9930
                             Facsimile: 416-865-1250
                     (Name, address, including zip code, and
                           telephone number, including
                        area code, of agent for service)


                          Copies of communications to:

                               Jonathan H. Gardner
                              Kavinoky & Cook, LLP
                               120 Delaware Avenue
                             Buffalo, New York 14202

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE:

Title Of Each
Class Of Securities To                 Amount to         Proposed Maximum offering   Proposed Maximum aggregate      Amount of
Be Registered                         be registered         price per share (1)         offering price(1)         Registration Fee

Common Stock,                          4,469,483                 $0.50                        $2,234,742               $207.00
Par Value $0.0001 per Share

(1) The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C). Our common stock is not traded on any national exchange. The offering price shown above was determined by the Company.

                                      (ii)

CROSS REFERENCE SHEET SHOWING THE LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2



PART  I       INFORMATION REQUIRED IN PROSPECTUS                                SECTION
     1.       Front of Registration Statement                                   Front of Registration
              and Outside Front Cover of                                        Statement and outside
              Prospectus                                                        front cover of Prospectus


     2.       Inside Front and Outside Back                                     Inside Front Cover Page
              Cover Pages of Prospectus                                         of Prospectus and
                                                                                Outside Front cover
                                                                                Page of Prospectus

     3.       Summary Information and Risk Factors                              Prospectus  Summary;
                                                                                Risks Factors

     4.       Use of Proceeds                                                   Use of Proceeds

     5.       Determination of Offering Price                                   Prospectus Summary;
                                                                                Determination of Offering Price

     6.       Dilution                                                          Risk Factors; Dilution

     7.       Selling Security Holders                                          Selling Shareholders and
              and Plan of Distribution                                          Plan of Distribution

     8.       Plan of Distribution                                              Selling Shareholders and
                                                                                Plan of Distribution

     9.       Legal Proceedings                                                 Legal Proceedings

     10.      Directors, Executive Officers,                                    Directors, Executive Officers,
              Promoters and Control Persons                                     Promoters, Control Persons;
                                                                                Executive Compensation

     11.      Security Ownership of Certain                                     Security Ownership of Certain
              Beneficial Owners and Management                                  Beneficial Owners and Management


                                     Page 2

PART  I       INFORMATION REQUIRED IN PROSPECTUS                                SECTION
     12.      Description of Securities                                         Description of Securities

     13.      Interest of Named Experts and Counsel                             Legal Matters; Experts

     14.      Disclosure of Commission Position                                 Disclosure of Commission
              on Indemnification                                                Position on Indemnification for
                                                                                Securities Act Liabilities

     15.      Organization Within Last Five Years                               Organization Within the Last
                                                                                Five Years; History

     16.      Description of Business                                           Description of Business


     17.      Management's Discussion and                                       Management's Discussion
              and Analysis or Plan of Operation                                 and Analysis of Financial
                                                                                Condition or Plan
                                                                                of Operation


     18.      Description of Property                                           Description of Business;
                                                                                The Mount Hinton Property

     19.      Certain Relationships and Related                                 Certain Relationships
              Transactions                                                      and Related Transactions

     20.      Market for Common Stock and                                       Prospectus Summary;
              Related Stockholder Matters                                       Market for Common Equity and
                                                                                Related Stockholders Matters

     21.      Executive Compensation                                            Executive Compensation

     22.      Financial Statements                                              Financials Statements

     23.      Changes in and Disagreements                                      Change in Auditors
              with Accountants on Accounting
              and Financial Disclosure

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,
                               DATED June __, 2004


The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          YUKON GOLD CORPORATION, INC.

                        4,469,483 SHARES OF COMMON STOCK


The selling shareholders named in this prospectus are offering all of the shares of common stock of Yukon Gold Corporation, Inc., a Delaware corporation, offered through this prospectus. We will not receive any of the proceeds of the shares sold by the selling shareholders. No public market currently exists for the common stock. We will pay all of the expenses of registering these securities.


Selling shareholders will sell at a fixed price of $0.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices.

BEFORE BUYING THE SHARES OF COMMON STOCK, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS. THE PURCHASE OF OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The date of this prospectus is June __, 2004.

                                TABLE OF CONTENTS


                                                                            PAGE

Prospectus Summary ..........................................................
Summary Financial Data.......................................................
Risk Factors.................................................................
Determination of Offering Price..............................................
Dilution.....................................................................
Description of Business......................................................
The Mount Hinton Property....................................................
Gold Price Volatility........................................................
Fiscal Year..................................................................
Transfer Agent...............................................................
Employees....................................................................
Stock Option Plan............................................................
Competition..................................................................
History......................................................................
Management's Discussion and Analysis or Plan of Operation ...................
Market for Common Equity and Related Stockholder Matters.....................
Directors, Executive Officers, Promoters, Control Persons....................
Executive Compensation.......................................................
Security Ownership of Certain Beneficial Owners and Management...............
Certain Relationships and Related Transactions...............................
Organization Within the Last Five Years......................................
Description of Securities....................................................
Use of Proceeds..............................................................
Determination of Offering Price..............................................
Selling Shareholders and Plan of Distribution................................
Legal Proceedings............................................................
Legal Matters................................................................
Experts......................................................................
Change In Auditors...........................................................
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities.................................................
How To Get More Information..................................................
Glossary.....................................................................

Index to Financial Statements

Financial  Statements of Yukon Gold  Corporation,  Inc. for the
Six-Month Period ended October 31, 2003 and for the Years Ended
April 30, 2003 and 2002,  and for the Period from the Date of
Inception (May 31, 2000) through October 31, 2003.........................  F-1

Consolidated Financial Statements of Yukon Gold Corporation, Inc.
for the Eleven-Month Period ended March 31, 2004 (unaudited) and for the Year Ended April 30, 2003 ..........................................F-2


Until ______________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY


HISTORY AND BUSINESS. Our name is Yukon Gold Corporation, Inc. and we sometimes refer to ourselves in this prospectus as "Yukon Gold" or as "we," "our," or "us." We are an exploration stage mining company. Our objective is to exploit our interest in the mineral claims in the Yukon Territory, Canada which we hold through our wholly owned subsidiary named "Yukon Gold Corp." Our wholly-owned subsidiary is referred to in this prospectus as "YGC." We were incorporated in the state of Delaware on May 31, 2000. Our executive offices are at 347 Bay Street, Suite 408, Toronto, Ontario Canada M5H 2R7. Our telephone number is 416-865-9930 and our fax number is 416-865-1250. We also have a field office in Mayo, Yukon Territory. Our wholly owned subsidiary, YGC, was incorporated on May 16, 2002 in the Province of Ontario, Canada and is licensed to do business is the Yukon Territory. All of our business activities are undertaken through YGC.

CURRENCY. References to dollars are to United States dollars (US$) unless otherwise indicated as being Canadian dollars (CDN$). As of March 31, 2004, the currency exchange rate was approximately US$1.00 equals CDN$1.3113, as published by Bloomberg at www.Bloomberg.com. As many of our expenses are in Canadian dollars the amounts have been expressed in Canadian followed by the US equivalent based on the above conversion rate for amounts to be paid in the future. Where the US dollar amounts for items already paid or received are expressed in the financial statements or our accounting records and the conversion rate was calculated at the time of payment or receipt, the actual US dollar number has been expressed in the prospectus.

DESCRIPTION OF BUSINESS. We are an exploration stage mining company. Our wholly owned Canadian subsidiary, YGC, holds an option from the Hinton Syndicate with whom we have an agreement to acquire a 75% interest in the 186 mineral claims covering approximately 9,300 acres in the Mayo Mining District of the Yukon Territory, Canada. To earn the 75% interest we are required to make option payments of CDN$600,000 or US$456,000 and incur exploration expenses of CDN$5,000,000 or US$3,800,000 over a five-year period that commenced on July 7, 2002. Required option payments have been paid up to July 7, 2005 and required exploration expenses have been incurred that were due before July 7, 2004. Further exploration expenses of CDN$325,000 or US$274,000 are required prior to July 7, 2005. For full details of the option payment and exploration expenses, see DESCRIPTION OF BUSINESS - Agreement with Hinton Syndicate. Once we have earned the 75% interest we have a further option to purchase the remaining 25% interest for CDN$5,000,000 or US$3,800,000. The Hinton Syndicate is entitled to a 2% net smelter return royalty, which increases to 3% if we buy their 25% interest. Two of our directors J. Malcolm Slack and Richard Ewing are members of the Hinton Syndicate.

The claims are located adjacent to the Keno Hill Mining Camp, which is located approximately six miles southeast of Keno City and about 37 miles northeast of the village of Mayo in the Yukon Territory of Canada. The Keno Hill Mining Camp was operated by United Keno Hill Mines Ltd. ("UKHM"), and operated continuously from 1913 to 1989. During much of that time, our claims were held by UKHM which conducted limited exploration work with some success in the mid 1960's and again in the mid 1980's. Their work is described in this prospectus in the section entitled, THE MOUNT HINTON PROPERTY. In 2002 we conducted a program to further evaluate a potential ore reserve on the property. We employed Archer Cathro & Associates (1981) Ltd., a local geology firm, in 2003 to continue the exploration and provide a comprehensive report on the claims. We plan to carry out further exploration in 2004, to further define the potential of an ore reserve on the claims.

We sometimes refer to our claims collectively in this prospectus as the "Mount Hinton Property." Our claims are registered in the Mining Recorders Office in the Mayo Mining District of the Yukon Territory and give us the right to explore and mine minerals from the property covered by the claims. The primary exploration target is a 1,000 foot wide and two-mile long mineralized zone containing a series of veins and faults. A "fault" is a factrure or fracture zone in rock along which there has been displacement of the two sides relative to each other and parallel to the fracture. This zone containing veins and faults crosses the top of twin peaked Mount Hinton which has elevations of approximately 6,500 ft. above sea level. Our ability to conduct surface exploration at this latitude and elevation is limited to the period each year from late May to late October. Our plan in 2004 is to continue the exploration of the mineralization zone and the identified quartz veins to target the location for a "collar" or "portal" for underground exploration. The "collar" or "portal" is the entrance of an underground work site. If the results are successful, we will commence underground exploration. Once underground work can be carried out at the site year round.

SECURITIES BEING OFFERED. We have 8,815,508 common shares issued and outstanding as of April 1, 2004. The selling shareholders listed in this prospectus are offering up to 4,469,483 shares of our common stock. We will not receive any of the proceeds of the shares sold by the selling shareholders. Currently, there is no market for the shares of our stock and it is possible that no market will develop. We intend to include our shares for quotation on the "over-the-counter" ("OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc., at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to inclusion for quotation on the OTC Bulletin Board, selling shareholders will sell, if at all, at a fixed price of $0.50 per share. This price per share does not necessarily bear any relationship to our book value, asset value or past operating results, nor is it an indication of the expected trading price of our shares. We cannot assure you that we will be successful in obtaining any listing. There is no minimum number of shares that must be sold in this offering.


RISK FACTORS. You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our common stock should be considered a high-risk investment because of the nature of mineral exploration. Only investors who can afford to lose their entire investment should invest in these securities.


USE OF PROCEEDS. The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares by the selling shareholders. We are paying all of the expenses relating to the registration of the selling shareholders' shares, but we will not pay any commissions or expenses of the actual sale of the shares.

DEFINED TERMS. A number of technical and industry terms, as well as other defined terms used in this prospectus, are defined in the GLOSSARY at the end of this prospectus. Generally, we have provided a definition of each such defined term in the first instance that it is used in this prospectus and again in the GLOSSARY.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the CONSOLIDATED FINANCIAL STATEMENTS for the eleven month period ending March 31, 2004 (unaudited) and the audited year ended April 30, 2003 and Notes thereto included elsewhere in this Prospectus.

         Consolidated Balance               March 31, 2004
         Sheet Data

         Cash                               $ 134,181
         Total Assets                       $ 149,214
         Liabilities                        $  16,807
         Total Stockholders' Equity         $ 132,407

         Consolidated Statement
         of Operations                      March 31, 2004

         Revenue                            $     Nil
         Net Loss for the Period            $(555,947)



                                  RISK FACTORS

1. WE DO NOT HAVE AN OPERATING BUSINESS

Yukon Gold has rights in certain mineral claims located in the Yukon Territories, Canada. To date we have done limited exploration of the property covered by our mineral claims. We do not have a mine or a mining business of any kind. There is no assurance that we will develop an operating business in the future.

2. WE HAVE NO SOURCE OF OPERATING REVENUE AND EXPECT TO INCUR SIGNIFICANT EXPENSES BEFORE ESTABLISHING AN OPERATING COMPANY, IF WE ARE ABLE TO ESTABLISH AN OPERATING COMPANY AT ALL.

Currently, we have no source of revenue. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

           - further exploration of the property covered by our mineral claims and the results of that exploration;

           - our ability to raise the capital necessary to conduct this exploration and preserve our interest in the mineral claims; and

           - our ability to establish a mining operation, if there are economically viable mineral deposits covered by our mineral claims, and then operate this mine in a profitable manner.

Because we have no operating revenue, we expect to incur operating losses in future periods as we continue to expend funds to explore the Mount Hinton Property. Failure to raise the necessary capital to continue exploration will cause us to go out of business and you could loose all of your investment.


3. WE HAVE NO KNOWN GOLD OR OTHER MINERAL RESERVES AND WE CANNOT ASSURE YOU THAT WE WILL FIND SUCH RESERVES.

We have not identified any gold or other commercial mineral reserves on the property covered by our mineral claims and we cannot guarantee that we will ever find any. If we do not find commercially viable mineral reserves we will probably be unable to continue doing business. If this were to occur you could lose part or all of your investment.

4. IF WE DEVELOP A GOLD OR OTHER MINERAL RESERVE, THERE IS NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

Even if we find a gold or other commercial minerals reserve, there is no assurance that we will be able to mine them or that a mining operation would be profitable. If we do not find gold or other commercial minerals you could loose part or all of your investment.


5. WE WILL NEED ADDITIONAL FINANCING FOR EXPLORATION TO DETERMINE IF THERE IS GOLD OR OTHER COMMERCIAL MINERAL AND ON OUR CLAIMS.

Our viability as an operating business will depend on our ability to raise additional capital. We have no commitments from others to provide additional funds to us, except as described herein. If we are unable to raise additional capital or secure financing, we will be unable to continue and you could lose your entire investment.


6. WE MUST MAKE REGULAR ONGOING INVESTMENTS IN ORDER TO MAINTAIN OUR MINERAL CLAIMS.

We have an option agreement with a private syndicate, known as the Hinton Syndicate, to acquire an interest in the mineral claims described in this prospectus. Our agreement with the Hinton Syndicate requires us to make regular ongoing investments totaling CDN$5.6 or US$4.256 million in order to earn a 75% interesting the claims and must invest CDN$1,500,000 or US$1,140,000 plus option payments to earn any interest at all. If we fail to make these investments, we will not earn an interest in the mineral claims. This could result in the loss of all or part of your investment. See DESCRIPTION OF BUSINESS - Agreement With Hinton Syndicate.

7. WEATHER INTERRUPTIONS IN THE YUKON TERRITORY MAY DELAY OUR PROPOSED EXPLORATION OPERATIONS.

Weather factors will significantly affect our exploration efforts. We can only work above ground at the Mount Hinton Property from late May until early October of each year, depending upon how early snowfall occurs. Once we are able to work underground, we plan to conduct our exploration year round, however, it is possible that snow or rain could cause roads leading to our claims to be impassible. This could delay work on the project, increase our costs and limit our ability to meet the requirements of the agreement with Hinton Syndicate, which would adversely affect the value of your investment and our ability to continue in business.


8. WE ARE HIGHLY DEPENDENT UPON OUR OFFICERS AND DIRECTORS AND WE HAVE NO DEFINITIVE AGREEMENTS WITH THEM.

None of our officers or directors work for us on a full-time basis. There are no proposals or definitive arrangements to compensate our officers and directors or to engage them on a full-time basis. They each rely on other business activities to support themselves. Three of our directors are officers or directors of other companies in similar exploration businesses. Another director, through his company, performs work for other companies in similar businesses in the Yukon Territory. Such business activities may be considered a conflict of interest because these individuals must continually make decisions on how much of their time they will allocate to our business as against their other business projects. Also, we have no key man life insurance policy on any of these individuals. The loss of one or more of these officers or directors could adversely affect our ability to carry on business and could reduce the value of your investment.


9. WE COULD ENCOUNTER REGULATORY AND PERMITTING DELAYS.

We could face delays in obtaining permits to operate on the property covered by the claims. Such delays, could jeopardize financing , if any is available, in which case we would have to delay or abandon work on the Mount Hinton Property. This could result in the loss of all or part of your investment.



10. THE NUMBER OF UNREGISTERED AND FREELY TRADABLE SHARE OF OUR COMMON STOCK COULD DEPRESS THE TRADING PRICE OF OUR COMMON STOCK.

The outstanding shares of common stock covered by this prospectus represent approximately 49.50% of the 8,815,508 common shares outstanding as of the date of this prospectus. Of the shares not covered by this prospectus, 275,076 shares may be re-sold by their respective holders at any time without registration under the Securities Act of 1933 and the remaining 4,070,949 will be eligible to be sold after they have been held for one year. Consequently, a large number of shares could become available for sale if a trading market develops and this could cause the trading price of our shares to decline, thereby adversely affecting the value of your investment.

11. GOING CONCERN QUALIFICATION

Our auditors have included a "going concern" qualification in their report to the effect that we are an exploration stage company and have no established sources of revenue. In the event that we are unable to raise additional capital and locate ore reserves, as to which there can be no assurance, we may not be able to continue our operations. In addition, the existence of the "going concern" qualification in our auditor's report may make it more difficult for us to obtain additional financing. If we are unable to obtain additional financing, you may lose all or part of your investment.


                         DETERMINATION OF OFFERING PRICE

We arbitrarily determined the price of the stock in this offering. The offering price is not an indication of, and is not based upon, the actual value of our common stock. The offering price bears no relationship to our book value, assets or earnings, or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DILUTION

We will likely be required to issue more common stock from treasury in order to raise additional capital. Currently, 399,731 shares may be issued to holders of warrants that are exercisable at any time prior to September 30, 2004. We also have 100,000 warrants outstanding that can be exercised on or before May 15, 2005. If common stock is issued to raise additional capital or from the exercise of warrants it will result in the dilution of the existing shareholders.


                             DESCRIPTION OF BUSINESS


We are an exploration stage company. Our objective is to exploit our interest in the mineral claims located in the Mayo Mining District of the Yukon Territory, Canada, which we hold through our wholly owned subsidiary, YGC. All of our exploration activities are undertaken through YGC. There is no assurance that commercially viable mineral deposits exist on any of our mineral claims and further exploration will be required before a final evaluation as to economic and legal feasibility is determined.

AGREEMENT WITH HINTON SYNDICATE

Our mineral claims are held by our wholly-owned subsidiary, YGC, subject to the terms of an agreement with the Hinton Syndicate (the "Hinton Syndicate Agreement"), a private syndicate consisting of four individuals. Two of our directors, J. Malcolm Slack and Richard Ewing, are members of the Hinton Syndicate, owning 16% and 51% respectively of the Hinton Syndicate. Pursuant to the Hinton Syndicate Agreement, YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

The scheduled payments are as follows:


         Property Option Payments
         Due Date              Date Paid
         July 7, 2002          July 7, 2002 (Cash)        CDN$25,000             US$  16,246

         July 7, 2003          Jan. 23, 2004 (Cash)       CDN$75,000             US$  57,683
         (payment date was extended to May 2004)

         July 7, 2004          Jan. 31, 2004              CDN$150,000            US$114,242
         (payment made through issuance of shares and warrants)

         July 7, 2005                                     CDN$150,000            US$114,000

         July 7, 2006                                     CDN$200,000            US$150,000

                               Total                      CDN$600,000            US$452,171
                                                          =================================

         Work Program (Exploration Expenses)

         Between July 7, 2002 and July 6, 2003              CDN$   150,000       US$   114,000 (expense
                                                                                               funded by
                                                                                               Yukon
                                                                                               Gold)

         Between July 7, 2003 and July 6, 2004              CDN$   250,000       US$   190,000 (expense
                                                                                               funded by
                                                                                               Yukon
                                                                                               Gold)

         Between July 7, 2004 and July 6, 2005              CDN$   325,000       US$   247,000

         Between July 7, 2005 and July 6, 2006              CDN$1,500,000        US$1,140,000

         Between July 7, 2006 and July 6, 2007              CDN$2,775,000        US$2,109,000

                                            Total           CDN$5,000,000        US$3,800,000
                                                            =================================


As described above, the Hinton Syndicate Agreement requires us to invest up to CDN$5.6 or US$4,256,000 million in order to obtain a 75% interest in the mineral claims that are the subject of the agreement. We must spend a total of CDN$1.5 million or US$1,140,000 (plus option payments, as described above) in order to obtain a 25% interest in the mineral claims. We must spend a total of CDN$2.5 million or US$1,900,000 on exploration in order to obtain a 50% interest in the mineral claims. Upon spending a total of CDN$5.0 million or US$3,800,000 on exploration (plus option payments of CDN$600,000 or US$456,000), we will hold a 75% interest in the mineral claims. If we reach an ownership interest of 50% but fail to reach the next threshold of 75%, our interest will automatically drop to 45% and the Hinton Syndicate will be entitled to seek alternative sources of funding. Our maximum exploration expense of CDN$5.0 million or US$3,800,000 (plus option payments of CDN$600,000 or US$456,000 must be made by July 7, 2007 according to our agreement with the Hinton Syndicate. All of the option payments due to be made to the Hinton Syndicate through the date hereof have been made through payments of cash or issuance of common shares and warrants of Yukon Gold. The Hinton Syndicate Agreement permits us to satisfy option payments to be made to the Hinton Syndicate by issuing stock, at the discretion of the Hinton Syndicate. All of the exploration expenses scheduled to be funded as provided in the Hinton Syndicate Agreement through the date hereof have been funded.

The Hinton Syndicate Agreement contemplates that upon the earlier of: (i) discovery of economically minable mineral reserves or (ii) investment of CDN$5.6 million or US$4,256,000 by us, our relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Syndicate Agreement, we would control the joint venture. Once the 75% interest is earned, as described above, we have a further option to acquire the remaining 25% interest in the mineral claims for a further payment of CDN$5,000,000 or US$3,800,000.

The Hinton Syndicate Agreement provides that the Hinton Syndicate receive a 2% "net smelter returns royalty." In the event that we exercise our option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if we have reached a 75% interest, as described above) then the net smelter return royalty would become 3% and the Hinton Syndicate would retain this royalty interest only. The "net smelter return royalty" is a percentage of the gross revenue received from the sale of the ore produced from our mine less certain permitted expenses.


The Hinton Syndicate Agreement entitles the Hinton Syndicate to appoint one member of YGC's board of directors.

The Hinton Syndicate Agreement pertains to an "area of interest" which includes the area within ten kilometers of the outermost boundaries of the 186 mineral claims, which constitute our mineral properties. Either party may stake claims outside the 186 mineral claims, but each must notify the other party if such new claims are within the "area of interest." The non-staking party may then elect to have the new claims included within the Hinton Syndicate Agreement.

The Hinton Syndicate Agreements provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.


Under the Hinton Syndicate Agreement, the Hinton Syndicate is responsible for any environmental liability claims arising from the status of the property prior to the effective date of the Hinton Syndicate Agreement.

MINING IN CANADA

The mining industry in Canada operates under both federal and provincial or territorial legislation governing the exploration, development, production and decommissioning of mines. Such legislation relates to the method of acquisition and ownership of mining rights, labor, health and safety standards, royalties, mining and income taxes, exports, reclamation and rehabilitation of mines, and other matters. The mining industry in Canada is also subject to legislation at both the federal and provincial or territorial levels concerning the protection of the environment. Legislation imposes high standards on the mining industry to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently deposited on the ground or emitted into the air or water. The exploration, construction, development and operation of a mine, mill or refinery require compliance with environmental legislation and regulatory reviews, and the obtaining of land use and other permits, water licenses and similar authorizations from various governmental agencies.

Mineral exploration is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for: locating claims, posting claims, working claims and reporting work performed which we have complied with to date. We believe that we, and the Mount Hinton Property itself, are currently in compliance in all material respects with applicable environmental legislation regulations and rules. We have received all required permits for the work carried out to-date on the Mount Hinton Property. It is not possible to estimate the cost of meeting the environmental requirements of a mining operation at this time. Those costs will be defined at such time as we complete the required studies and apply for a mining permit, if at all.

Our exploration work is subject to the Mining Land Use Regulations of the Yukon Quartz Mining Act. We are currently conducting exploration under a Class III Permit LQ00106, which is valid until August 7, 2008, and the work proposed in 2004 can be conducted under an amended form of this permit. We have carried out all required reclamation work, required by the regulation, where our exploration disturbed the surface of the ground and to the best of our knowledge are in full compliance with all rules and regulations.



GOVERNMENT REQUIREMENTS FOR MAINTENANCE OF CLAIMS


The Yukon Territorial Government has granted our interest in the 186 mineral claims described in this prospectus. To maintain the claims in good standing, we must expend not less than CDN$100 or US$76 per year per claim for exploration and other qualified work and file an annual report with the Mayo Mining District Mining Recorder demonstrating such expenditure. As of the date of this prospectus, we have undertaken enough work on 166 of the mineral claims to keep them in good standing until November 1, 2012. The remaining 20 claims expire on September 9, 2004 unless further work in done or we pay CND$100 or US$76 per claim.

                            THE MOUNT HINTON PROPERTY


Please note that the Glossary at the end of this Prospectus contains definitions for the geological and other specialized terms used in this section and where feasible these definitions have been incorporated in the text of this section.



PROPERTY LOCATION AND DESCRIPTION


The Mount Hinton Property consists of 186 contiguous, unsurveyed mineral claims located in central Yukon Territory, immediately southeast of Keno City at latitude 62o 52'N and longitude 135o 07'W. The claims were staked under the Yukon Quartz Mining Act and are registered in the Mayo Mining District in the name of our wholly owned subsidiary, Yukon Gold Corp ("YGC"). A full Yukon mineral claim is 51.7 acres in size and, because of the complex staking history, many of the Mount Hinton claims are not full size and the property covers an aggregate area of about 9,300 acres.

Placer mining claims (rights to mine metals and minerals from alluvial material above the bedrock) held by third parties in upper Thunder Gulch may compromise our surface rights on our claims identified as Hinton II - 1, 2, 4 and 6, which comprise approximately 2% of our total claims. As of the date of this prospectus, no effort has been made to acquire these surface rights.

The property has no known environmental liabilities and we have completed all required reclamation of all surface disturbances to date and will continue to as further exploration takes place.



ACCESS, INFRASTRUCTURE, LOCAL RESOURCES


The Mount Hinton Property lies about 6 miles southeast of Keno City, a largely abandoned mining town, 37 miles northeast of the Village of Mayo and 233 miles north of Whitehorse, the territorial capital of the Yukon Territories in Canada. Mayo is accessible from Whitehorse by a chip sealed highway and an all season gravel road links Keno City with Mayo. To view a map of the location of the Mount Hinton Property, please look at the map field as Exhibit 99.2 to Yukon Gold's registration statement on file with the SEC.

The Mount Hinton Property encompasses the east-west lying twin peaks of Mount Hinton with a saddle between the two peaks and a steep cliff face on the north side that falls off into McNeil Gulch. Mount Hinton is the headwaters of a number of drainage systems including Duncan Creek, Thunder Creek, McNeil Creek, Granite Creek and Keystone Creek. Elevations range from 3,900 feet along stream valley floors to over 6,500 feet at the peak of Mount Hinton. The main area of exploration interest lies along the north-facing wall of the cliff at the headwaters of McNeil Gulch.


The Mount Hinton Property is served by six miles of good four-wheel drive road that extends from Keno City to an exploration camp located at the west end of the claim group in the Duncan Creek Valley. A rough four-mile long four-wheel drive road accesses the north side of the property via Thunder Gulch. Five miles of four-wheel drive road were constructed in 2003 to connect the north and south peaks of Mount Hinton with both the Duncan Creek and Thunder Gulch roads. A rough bulldozer trail along Keystone and Granite Creeks links the south part of the property to a government maintained road at the west end of Mayo Lake. The south and east parts of the property are best accessed by helicopter at present.


The Mount Hinton Property is relatively well served by local infrastructure. Mayo is the local supply and services center and a number of residents in the area have surface and underground mining skills. An under utilized hydroelectric facility is located near Mayo and transmission lines extend to Keno City.

The lower parts of the property are normally explorable from late May until early October although underground exploration could proceed year round. Higher elevations on the claim block are snow free from late June to late September.

PROPERTY HISTORY


The exploration history of the Mount Hinton Property was compiled by our consultant, Archer, Cathro & Associates (1981) Ltd. ("Archer Cathro"), from the Yukon Geological Survey, Minfile database, and other historical reports written by various authors between 1968 and 2003

Sporadic prospecting, both for gold and silver, was carried out with the earliest recorded work dating back to the early 1920's including both surface and underground exploration. No shipments of ore have been reported.

 United Keno Hill Mines (UKHM) controlled all or substantially all of the Mount Hinton Property claims beginning in 1964 and continuing through 2002. Commencing in 1964 and continuing through to 1971, UKHM carried out prospecting, geochemical sampling, geological mapping, hand trenching, stripping, sinking of an exploration shaft, and bulldozer trenching resulting in the discovery of over 40 veins that carried varying grades of gold and silver. Each vein discovered was assigned a number as discovered, however, our work to date indicates that some vein numbers may be the extension of other veins with different numbers.

DEFINITION OF TERMS

o Prospecting - The visual inspection of surface exposure of the mineral deposits on the property.

o Geochemical Sampling - The collection of soil, silt, vegetation or rock samples for analysis as a guide to the presence of areas of anomalous mineral of metal content in bedrock.

o Geological mapping - In mineral exploration, the collection of geological data such as the description and orientation of various types of bedrock.

o Hand Trenching/ Bulldozer Trenching - Removing the loose surface material to expose a vein.

o     Stripping - Removal of material over an extended portion of a vein.

o     Exploration Shaft - a shaft sunk to carry out underground exploration.

In 1980 UKHM drilled 74 holes on the number 5 vein with limited success due to the frozen overburden. In 1984 an underground exploration program was undertaken, again with limited success due to a delayed start and weather conditions. At that time, 322 feet of drift and crosscut were completed on the number 19 vein.

DEFINITION OF TERMS

o Overburden - Loose soil, sand, gravel, broken rock, etc. that lies above the bedrock.

o Drift - A horizontal opening in or near a mineralized body and parallel to the long dimension of the vein or mineralized body.

o     Drifting - The act of excavating a drift.

o Crosscut - An underground passage excavated across an ore body to test its width and value.

Further exploration work on the number 1 vein was carried out by two other exploration companies in 1981 and 1987. No other exploration work was carried out on the property until 2002.

UKHM ceased operations in 1989. The Hinton Property claim remained in their control or controlled by various predecessors until 1998 when some of the claims were allowed to lapse.

The Hinton Syndicate, a private group, staked claims peripheral to the main area of interest at Mount Hinton in 1998 and optioned them to our subsidiary, Yukon Gold Corp. ("YGC") in 2002. Later in 2002 UKHM claims covering the core area of interest on Mount Hinton were allowed to lapse and YGC restaked the open ground. YGC completed additional staking in August of 2003 and the property now consists of 186 full and fractional claims covering a total area of about 9,300 acres. All the significant UKHM discoveries in the area have now been consolidated into the present land holding.

Between August and October of 2002, YGC carried out a preliminary  evaluation of
the  Mount  Hinton  Property  with  prospecting,   limited  hand  trenching  and
re-sampling of old workings as well as excavator trenching and road building.

In August and September of 2003 an excavator trenching program supervised by our consultants, Archer Cathro, was carried out on the ridge trending north from the north peak of Mount Hinton to test this area for the possible westerly extension of the McNeil Gulch veins. Excavator trenching was also performed on the 5 Vein and a total of 5 miles of new road was constructed to enable vehicle access to previously inaccessible parts of the property. In addition, the Duncan Creek and Thunder Gulch access roads were upgraded to all weather four-wheel drive status. Upon completion of the program, reclamation was carried out as required by the Land Use Permit and all equipment was demobilized.


GEOLOGICAL SETTING


The Mount Hinton Property lies in the southeast part of the Keno Hill mining camp, part of the 350 mile long Tombstone Gold Belt. Between 1913 and 1989, over 6,000 tons of silver, 32,000 tons of lead and 19,000 tons of zinc were extracted from the extensive and numerous vein faults in the Keno Hill area.

DEPOSIT TYPES


The geological setting and style of mineralization defined to date on the Mount Hinton Property are the same as those for the vein faults that supplied silver-lead zinc ore to a number of successful underground and surface mines in the Keno Hill mining camp.


Two types of vein mineralization are represented in the district, as quartz lenses in zones within northeast trending faults in which considerable amounts of gold and silver were introduced. This is the most common type of precious metal mineralization on the Mount Hinton Property.

The second type of vein mineralization in the Keno Hill mining camp is a later stage of iron, manganese, sulphur, antimony, lead, zinc, silver and cadmium enrichment hosted by siderite rather than quartz. This style of vein fault is responsible for the bulk of the historical silver-lead-zinc production from the Keno Hill area. The 1 Vein is the only showing of this type that has been discovered to date at the Mount Hinton Property.

The most favorable host rocks for vein formation are thick bedded quartzites and greenstones. The principal economic lodes are located in three structural settings:

o at the junction of two or more vein faults, o at the junction of a fault and subsidiary fracture, and

o in massive quartzites and greenstones at or near where the vein faults pass into thin bedded quartzite.


DEFINITION OF TERMS

o Vein Faults - A term used in the Keno Hill mining camp to describe quartz vein material and associated fault gouge that are contained within a fault zone.

o     Quartz Lenses - A glassy silicate and common rock forming mineral (SiO2)

o     Siderite - A light or dark brown mineral of the calcite group (FeCO3).

o Quartzite - A metamorphosed sandstone or rock composed of quartz grains so completely cemented with secondary silica that the rock breaks across or through the grains rather than around them.

o Greenstones - A general term applied to any compact dark green, altered or metamorphosed mafic igneous rock (e.g. gabbro or diorite).

o Fracture - A general term for any break in a rock, whether or not it causes displacement.

MINERALIZATION


Descriptions of mineralization on the Mount Hinton Property are based primarily on data generated through sporadic exploration conducted by UKHM between 1965 and 1984. This work and the results obtained are summarized in a series of reports filed for claim assessment credit with the Mayo District Mining Recorder and are available for public view. All assays and analytical data resulting from the early work are historical in nature. No rigorous or systematic metallurgical testing has been carried out on the Mount Hinton gold-silver mineralization and no resource estimates have been made to date. All creeks draining the property contain anomalous placer gold concentrations to some degree. Duncan Creek and Thunder Gulch, in particular, have supported long term placer mining operations.

DEFINITION OF TERMS

o Assay - To analyse the proportions of metals in a specimen of rock or other geological material. Results of a test of the proportions of metals in a specimen of rock or other geological material.

o Metallurgical Testing - A general term for a number of mechanical or chemical processes that are employed to test the amenability of separating metals from their ores.

o Placer Gold - Gold occurring in more or less coarse grains or flakes and obtainable by washing the sand, gravel, etc. in which it is found. Also called alluvial gold.

o Placer Mining - The extraction and concentration of heavy metals or minerals (usually gold) from alluvial deposits by various methods, generally using running water.


VEIN DESCRIPTION


Reports on previous work and reported by our consultants Archer Cathro describe as many as 50 relatively well mineralized gold and silver veins or discrete mineralized vein float trains (A general term for the downslope distribution of float below a mineralized zone) have been discovered to date on the Mount Hinton Property. They are identified by a number that reflects their order of discovery.

UKHM discovered the majority of these veins during work carried out in the mid 1960's and mid 1980's.

The headwall of McNeil Gulch that forms an east-west trending cliff face of Mount Hinton contains most of the important vein occurrences discovered to date on the Mount Hinton property. Gold bearing vein faults are confined to a 1,000 foot wide, two-mile long belt that coincides with the trend of the cliff face. The following is a description of four of the veins that were sampled in this area of the cliff face.


The 19 VEIN was exposed for 80 feet and channel samples at 2 foot intervals returned an average value of 0.19 oz/ton gold and 2.0 oz/ton silver over an average width of about 5.6 feet. The host structure has been traced through mapping, hand trenching and air photo analysis for a distance of 1200 feet.



The 21 VEIN was exposed for a total length of 72 feet and channel sampled at two-foot intervals. Weighted average grade was 1.24 oz/ton gold and 19.3 oz/ton silver over an average width of 3.4 feet.

The 24 VEIN was channel sampled at 2 foot intervals, yielding an average assay of 0.51 oz/ton gold and 45.1 oz/ton silver over a 1.6 foot average width and an 80 foot length.

The 42 VEIN returned an average grade of 0.68 oz/ton gold and 6.9 oz/ton for a 6 to 8 inch average width over a 40 foot distance from channel samples spaced at five-foot intervals.



EXPLORATION


This section describes methodology and the generalized results of exploration on the Mount Hinton Property for the period from 1965 to 2003. Earlier work had apparently been performed but no documentation is available, although anecdotal references to early work are contained in UKHM files. Work performed in 2002 and 2003 was carried out by Junior Mine Services Ltd. and Archer, Cathro & Associates (1981) Limited, respectively, on behalf of YGC. Exploration is described in assessment reports submitted to the Mayo District Mining Recorder and are available for public viewing.


PROSPECTING AND TRENCHING


The primary exploration tool employed by UKHM from 1965 to 1968 was prospecting for mineralized float in overburden. This work was carried out during the course of geological mapping by exploration geologists. Mineralized float was evaluated by small hand pits or foxholes (a small pit excavated in overburden by hand to expose bedrock) at first and, when a bedrock source was located, the vein was exposed along strike (the course or bearing of the outcrop of an inclined bed, vein or fault plane on a level surface; the direction of a horizontal line perpendicular to the dip) as far as it was feasible. In the case where a vein crossed alternating overburden filled gullies and ridges on the steep cliff face, the gullies were ignored and the tops of the ridges were trenched. Explosives were needed to penetrate permafrost and areas with very coarse overburden. Because of limited bedrock exposure on the valley floors and walls, attention was focused on the steepest slopes. Early discoveries of gold rich float and bedrock showings in the headwall of McNeil Gulch further limited the scope of the exploration program elsewhere on the property.



UNDERGROUND EXPLORATION


A 120 foot adit (a horizontal or nearly horizontal passage driven from the surface for the purpose of the exploration or mining of a mineralized zone or ore body) in the cliff face of McNeil Gulch was driven in 1941 but little public record of this work remains. In 1968 an inclined prospect shaft was sunk to a depth of 25 feet on the 21 Vein.

An aditwas driven on the 19 Vein in early July 1984. An attempt to drift on the 21 Vein was carried out at the same time but work was curtailed on October 7 after an avalanche of heavy snow. A total of 162.5 feet of drift and 159.4 feet of crosscut were excavated on the 19 Vein. Neither the adit nor the crosscuts intersected well mineralized vein material.

EXCAVATOR TRENCHING


An excavator trenching program was started in 2002 and completed in 2003 to explore the northwest extension of the main vein trend along a northerly trending ridge that forms the north side of the north peak of Mount Hinton as well as testing the 5 Vein on the west side of the south peak of Mount Hinton. Numerous quartz veins and strong vein faults with an orientation similar to the well mineralised structures in the headwall of McNeil Gulch were exposed and sampled in the trenching on the north ridge. Although they are for the most part only weakly mineralised with gold and silver at this location, the veins exhibit good continuity and width.


The 5 Vein is by far the strongest structure found to date in the Mount Hinton area. Excavator and bulldozer trenching in 2003 tested the 5 Vein at 80 to 130 foot intervals over a 560 foot distance down the west flank of the south peak of Mount Hinton. Only low grade mineralization was encountered.


The 2002 and 2003 trenching programs were only partially successful at exposing quartz veins in the two target areas because the veins occur in low areas, which at the high elevations of Mount Hinton are mantled with an almost impenetrable blanket of ice-cemented overburden and soil. In addition, the highest priority target areas in the headwall area of McNeill Gulch are too steep to employ the use of heavy equipment and other methods will have to be employed to perform an effective evaluation of the economic potential of this part of the property.


GEOCHEMICAL SURVEYS
(See "geochemical sampling" definition)

UKHM carried out systematic soil sampling over much of the Mount Hinton Property in 1965, 1966 and 1968. Samples were generally taken at 100 foot intervals on lines spaced 300 feet apart. The Mount Hinton veins commonly contain lead minerals although significant gold mineralization has also been discovered in the absence of appreciable lead minerals.

YGC carried out orientation geochemical sampling in 2003 along newly constructed bulldozer trails in the western part of the Mount Hinton property. A total of 98 soil samples were collected at 164 foot intervals along the road cuts

Twelve significant soil geochemical anomalies were described by our consultants, Archer Cathro, that warrant further follow up.



GEOPHYSICAL SURVEYS


A VLF-EM (an abbreviation for the very low frequency-electromagnetic geophysical survey technique) geophysical survey (in mineral exploration, the collection of seismic, gravitational, electrical, radiometric, density or magnetic data to aid in the evaluation of the mineral potential of a particular area) was carried out over the 1 Vein area in 1986. Eight anomalous features were identified. Three of these correspond closely to areas of interest. The first is the south-east trend of the 1 Vein established by UKHM hand trenching in the 1960's and further explored by others in 1986 and 1987. The second corresponds with the north-east trending lead geochemical anomaly that possibly represents the vein fault source of the silver rich float found in 1965. A third parallels the second anomalous trend about 650 ft to the south-east where the 1986 soil geochemical survey returned high silver and lead response.

PERCUSSION DRILLING (drilling method by which the drill bit falls by force or is driven by force into the bedrock)

A total of 5,839 feet of air track percussion drilling was carried out in 1980 on the 5 Vein. Holes were drilled to the north across the projected trace of the 5 Vein at dips varying from vertical to -70o. Air track drilling for collection of overburden and shallow bedrock samples was the standard exploration technique utilized by UKHM in the Keno Hill camp. Sampling was routinely carried out at 5 foot or 10 foot intervals from material carried up to surface by compressed air. The program was apparently not as successful on the 5 Vein as elsewhere in the Keno Hill mining camp because the machine was not powerful enough to drive through the deep, frozen overburden that was encountered. Of the 74 holes, 24 intersected vein material.


DIAMOND DRILLING (the act or process of drilling boreholes using bits inset with diamonds as the rock cutting tool. The bits are rotated by various types and sizes of mechanisms motivated by electric, compressed air or internal combustion engines or motors.)

Two short diamond drill holes in 1987 tested the 1 Vein. The first hole was lost at 180 feet due to caving ground. It was recollared (the start or beginning of a drill hole or the mouth of an underground working entrance) at the same location and completed to a 266 foot depth. Both holes were drilled to the north at -50o. No significant mineralization was intersected.



FURTHER EXPLORATION


Further exploration on the property will be subject to our ability to raise sufficient capital to carry out the work. The Mount Hinton Property, however, has received very little modern exploration and the full economic potential remains largely untested. Historical work carried out in the 1960's was principally prospecting with follow up hand trenching, effectively limiting discovery to areas of relatively light overburden cover that occupy only about 10% of the claim group.

Historical exploration at Mount Hinton was limited in effect by logistical and technical problems as well as a relatively narrow scope based on contemporary knowledge about gold-silver deposit geology and metallurgy. The setting, style and grade of gold and silver mineralization discovered to date on the property are very encouraging and an aggressive program of further work is fully warranted.

The best exploration targets appear, on the basis of present knowledge, to be in the north facing cliff wall of McNeil Gulch where a large number of relatively high grade quartz veins are present. Unfortunately, the extremely rugged local topography limits testing by surface diamond drilling to relatively long holes collared on the opposite side of the ridge. The first phase of additional work will therefore focus on improving the exploration database across the property as well as laying a geological, geochemical, and geophysical foundation for a second phase of underground exploration that will enable an evaluation of the McNeil Gulch veins by close spaced underground diamond drilling. We plan to have a qualified mining consultant perform a thorough review of the first phase surface exploration and geotechnical data before underground exploration is carried out.

Exploration for new precious metal occurrences will be guided by relatively close spaced soil sampling in areas that remain untested by historical geochemical surveys. In addition, previously defined lead soil geochemical anomalies will be resampled on a detailed basis to provide definitive targets for follow up.

Because the mineralised vein faults often contain conductive graphitic zones in addition to vein quartz, geophysical methods will be useful in tracing the host structures beneath overburden cover. Orientation surveys incorporating a number of geophysical techniques will be carried out on the advice of a qualified geophysical consultant. If this test work is successful, systematic geophysical exploration will be carried out over target areas that are identified by prospecting and geochemical surveys, especially where overburden cover is extensive.

Two small bulk samples of near surface gold mineralization collected in 1967 underwent preliminary metallurgical testing but the results were inconclusive. Sample material provided from drill core will be more representative than material collected from surface trenches and preliminary testing on composites of drill core coarse rejects will be carried out under the direction of a qualified metallurgical consultant as a part of the first phase work. If warranted, a larger bulk sample will be collected from underground exposures of vein material during the second phase of the program.


We will require a significant amount of capital to complete a full evaluation of the Mount Hinton Property. If we are not successful in raising the required capital we may not be successful in carrying out sufficient exploration to evaluate the potential of an economic ore body and we may not earn the 75% interest or any interest in the Mount Hinton Property.

CLAIM HOLDINGS


CLAIM NAME AND #           GRANT NO.               EXPIRY DATE   REGISTERED OWNER            % OWNED       NTS #'S
R      Hinton 1 - 2        YC00401 - YC00402       2011/11/01    Yukon Gold Corp             100.00        105M14    F
R      Hinton 3 - 30       YC00403 - YC00430       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton 31 - 32      YC00431 - YC00432       2007/11/01    Yukon Gold Corp             100.00        105M14    F
R      Hinton 33 - 34      YC00433 - YC00434       2007/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton 35           YC01091                 2011/11/01    Yukon Gold Corp             100.00        105M14    P
R      Hinton II 1 - 11    YC01126 - YC01136       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 12        YC01137                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 13 - 22   YC01138 - YC01147       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 23        YC01148                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 24 - 26   YC01149 - YC01151       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 1 - 7    YC01152 - YC01158       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 8        YC01159                 2007/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 9 - 14   YC01160 - YC01165       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton IV 1         YC01424                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton IV 2 - 6     YC01425 - YC01429       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 1 - 4      YC01417 - YC01420       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 5          YC01421                 2008/11/01    Yukon Gold Corp             100.00        105M14    P
R      Hinton V 6          YC01422                 2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 7          YC01423                 2007/11/01    Yukon Gold Corp             100.00        105M14
R      Key 1 - 10          YC10609 - YC10618       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 11 - 12         YC10619 - YC10620       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 13              YC10621                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 14              YC10622                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 15              YC10623                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 16              YC10624                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 17              YC10625                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 18              YC10626                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 27 - 28         YC10627 - YC10628       2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 29              YC10629                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Key 30              YC10630                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 31 - 34         YC10631 - YC10634       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 35 - 42         YC10635 - YC10642       2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 43              YC10643                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 44              YC10644                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 45              YC10645                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 46              YC10646                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 47              YC10647                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 48              YC10648                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 49 - 50         YC10649 - YC10650       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 57 - 62         YC10651 - YC10656       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 63 - 82         YC10657 - YC10676       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 89              YC10677                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 90 - 92         YC10678 - YC10680       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 100 - 101       YC10693 - YC10694       2012/11/01    Yukon Gold Corp             100.00        105M14    F
R      Key 102 - 103       YC10695 - YC10696       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 104             YC10697                 2012/11/01    Yukon Gold Corp             100.00        105M14    F
       Moon 1              YC10957                 2004/09/09    Yukon Gold Corp             100.00        105M14    F
       Moon 2 - 12         YC10958 - YC10968       2004/09/09    Yukon Gold Corp             100.00        105M14
       Red 1 - 9           YC10948 - YC10956       2004/09/09    Yukon Gold Corp             100.00        105M14

CRITERIA(S) USED FOR SEARCH:

CLAIM STATUS: ACTIVE & PENDING             OWNER(S): YUKON GOLD CORP                             REGULATION TYPE: QUARTZ

                                                                                                 Total claims selected: 186
Left column indicator legend:              Right column indicator legend:
R - Indicates the claim is on              L - Indicates the Quartz Lease.                       D - Indicates Placer Discovery
    one or more pending renewal(s).

P - Indicates the claim is pending.        F - Indicates Full Quartz fraction (25+ acres)        C - Indicates Placer Codiscovery

                                           P - Indicates Partial Quartz fraction (<25 acres)     B - Indicates Placer Fraction


*These records were obtained from the Yukon Territory Mining Recorder records.

                              GOLD PRICE VOLATILITY


The volatility of the market price of gold is illustrated by the following table which sets forth for the periods indicated the high and low of the London PM (afternoon) fix of the gold price in U.S. dollars per ounce (rounded to the nearest dollar), as published by Kitco Precious Metals Company of Canada at www.Kitco.com. Gold Prices Per Ounce (US$)


         Year              High             Low
         ----              ----             ---

         1998              $ 313            $ 273
         1999              $ 325            $ 252
         2000              $ 312            $ 263
         2001              $ 293            $ 255
         2002              $ 349            $ 277
         2003              $ 412            $ 321


On March 31, 2004, the London PM fix of the gold price was US$423.70.



                                   FISCAL YEAR


Our fiscal year end is April 30.



                                 TRANSFER AGENT


Our Transfer Agent and Registrar for the Common Stock is Olde Monmouth Stock Transfer Co. Inc., Atlantic Highlands, New Jersey.



                                    EMPLOYEES


We have no full-time employees. We rely primarily upon consultants to accomplish our exploration activities. We are not subject to a union labor contract or collective bargaining agreement. Management services are provided by our executive officers on an "as-needed" basis. We have no employment agreement with any of our managers and we carry no key-man life insurance.



                                STOCK OPTION PLAN

On October 28, 2003, we adopted the 2003 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares of common stock that may be issued under the plan is 5,000,000. The purpose of the Plan is to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of Yukon Gold and YGC who contribute to our success, and to achieve long-term objectives that will inure to the benefit of all shareholders through the additional incentive inherent in the ownership of our common stock. Options granted under the plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options". For the purposes of the Plan, the term "subsidiary" shall mean "Subsidiary Corporation", as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

The Plan will be administered by the Board of Directors who will set the terms under which options are granted. No options have been granted under the Plan as of the date of this prospectus.

                                   COMPETITION


There is aggressive competition within the industry to discover and acquire properties considered to have commercial potential. We compete for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than we do. In addition, we compete with others in efforts to obtain financing to explore and develop mineral properties.



                                     HISTORY

We were incorporated in the State of Delaware on May 31, 2000 under the name, "Realdarts International, Inc." The company was formed to effect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts. On August 3, 2000, we changed our name to "Optima 2000, Inc." and on August 8, 2000 we again changed our name to "Optima International, Inc." On the same date we changed the name again to "Optima Global Corporation." On February 2, 2001, we merged with the Florida Corporation that was pursuing the rights to the electronic scoreboard and we were the surviving corporation. In connection with that merger, we issued shares of our common stock to the shareholders of the Florida Corporation on a one-for-one basis. We terminated the plan to acquire the rights to the electronic scoreboard system after determining that there was an insufficient market for this product and that financing could not be obtained. On November 20, 2002, the company again changed its name to "Take 4, Inc." with no specific business plan.

On October 27, 2003 we changed our name to "Yukon Gold Corporation, Inc." and on November 1, 2003 we acquired 3,000,000 shares of YGC, which as of the date of this prospectus, represent all of the outstanding shares of YGC.


On November 10, 2003 we completed two (2) private placements raising CDN$100,000 or US$75,838 and US $175,000.


On November 14, 2003, Stafford Kelley, J. Malcolm Slack, Peter Slack, Richard Ewing, and Warren Holmes were appointed to the Board of Directors and J. Paul Hines, the former President and Director, resigned.


On November 17, 2003 we accepted the assignment from YGC of ten Subscription Agreements from 10 subscribers for the purchase of common stock of YGC. By accepting the assignment of these Subscription Agreements, we agreed to issue 1,027,932 shares of our common stock and 399,731 warrants for the purchase of our common stock in consideration of CDN$448,464.50 or US$340,106.55 and US$50,000.00. Each such warrant entitles the holder to purchase one common share of Yukon Gold for CDN$1.00 or US$0.76 on or before September 30, 2004.

On January 23, 2004 we issued 300,000 common shares and 100,000 warrants to the members of the Hinton Syndicate for CDN$150,000 or US$114,242.19 in lieu of the cash "option payment" due on July 7, 2004 under the Hinton Syndicate Agreement. Each warrant entitles the holder to purchase one common share for CDN$1.00 or US$0.76 on or before May 15, 2005.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


PLAN OF OPERATIONS

We require additional capital to implement our exploration program at the Mount Hinton Property. We will try to raise money to complete ourobligation under the Hinton Syndicate option agreement, either through a public offering or private placements of our securities or through loans (or both).

Our plan of operations for the next twelve months is to continue exploration activities at the Mount Hinton Property. We are required to spend CND$325,000 prior to July 7, 2005 in carrying out further exploration on the Mount Hinton Property. The option payments to the Hinton Syndicate are paid up until July 7, 2005. Please see the section headed DISCRIPTION OF BUSINESS sub heading Agreement with Hinton Syndicate for full details of our obligations to earn an interest in the mineral claims.. We intend to borrow the money from certain accredited investors in a private offering of promissory notes. This borrowing will carry an option to convert to equity at a future time, but not sooner than the effectiveness of this Registration Statement. If we are unsuccessful in raising the required we could loose our interest in the mineral claims. If we are successful in raising sufficient capital we hope to carry out most or all of the work described under Further Exploration in the MOUNT HINTON PROPERTY section of this prospectus in the next twelve months.

At March 31, 2004 we had $134,181 cash on hand which we expect to be adequate to complete the filing of this prospectus and meet our general and administration expenses for the next twelve months, however we must raise more capital to carry out our exploration program to maintain our interest in the Mount Hinton property.

We expect to contract all work on the Mount Hinton Property in the foreseeable future until we have discovered a commercial ore body or abandoned the property. We have no permanent employees. We anticipate that we will require substantial financing in order to proceed with our plan of exploration for an economic ore body. We presently do not have any commitments in place to finance this exploration and there is no assurance that the necessary financing will be obtained. If we are unable to secure new financing, then we will not be able to carry out the required exploration and may not be able to maintain our interest in the Mount Hinton Property.

There are several non-operating mines in the area as well as proven ore deposits. Over the next twelve months we hope to negotiate joint ventures or other agreements that would enable the development of a new milling facility (or acquisition of an existing milling facility) in the area to service several deposits in cooperation with other interested parties. No specific arrangement is in place and there can be no assurance that they will develop.

DISCLOSURE CONTROLS AND PROCEDURES

In connection with our compliance with securities laws and rules, our Secretary/Treasurer evaluated our disclosure controls and procedures on January 2, 2004. He has concluded that our disclosure controls and procedures are effective. There have been no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


As of the date of this prospectus, there are 8,815,508 shares of common stock outstanding, held by 578 shareholders of record. There is no public trading market for our common stock. We have no outstanding options or convertible securities. We have 499,731 warrants outstanding, 399,731 of which expire on September 30, 2004 and 100,000 of which expire on May 15, 2005. Each warrant entitles the holder to purchase one common share of Yukon Gold for a purchase price of CDN$1.00 or US$0.76. We are registering 4,469,483 shares of our common stock in this prospectus, which will be available for sale when this prospectus becomes effective. We have outstanding 275,076 shares of common stock, not covered by this prospectus that could be sold by the respective holders of such shares at any time pursuant to Rule 144 under the Securities Act of 1933. In addition, we have outstanding 4,070,949 shares of common stock that has been held by its respective holders for less than one year and are considered "restricted" stock under Rule 144 and which cannot be freely re-sold by its holders as of the date of this prospectus but which may be freely re-sold at a future date. Of that amount 2,953,500 shares of common stock is held by officers and directors of Yukon Gold and may be re-sold in the future subject to the volume restrictions imposed by Rule 144 upon affiliates of issuers. Other than the shares covered by this prospectus, we have not agreed to register any of our securities under the Securities Act for sale by shareholders. Currently, there are 399,731 shares that may be issued to holders of warrants that are exercisable at any time prior to September 30, 2004. We also have 100,000 warrants outstanding that can be exercised on or before May 15, 2005. To date we have not paid any dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the Board of Directors.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS
                               BOARD OF DIRECTORS

The following individuals have agreed to sit on the Board of Directors of Yukon Gold and were installed as directors on November 14, 2003. Each director will serve until the next meeting of shareholders or until replaced. Each individual's background is of material importance to Yukon Gold.

Warren Holmes                   Chairman of the Board of Directors and CEO

Stafford Kelley                 Director and Secretary/Treasurer

Peter Slack                     Director and President

Malcolm Slack                   Director

Richard Ewing                   Director


                    WARREN HOLMES, DIRECTOR, CHAIRMAN AND CEO
                                     AGE: 61

Mr. Warren Holmes was born (l942), and raised in South Porcupine, Ontario, Canada, the heart of the famous Porcupine Gold Mining Area.

He studied Mining Engineering at Queen's University, Kingston, Ontario and spent summer vacations working as a miner in the mines of Red Lake, Manitouwadge, and the Porcupine. Upon graduation in l964 he joined Noranda as an Engineer in Training and worked through a series of engineering, supervising and management roles to become General Superintendent of Mines for Pamour Porcupine in l973.

In l975, with Noranda's support, he returned to university and graduated from the University of Western Ontario, London, Ontario in l977 with an MBA. He continued working with Noranda and became Vice President & General Manager of Pamour Porcupine Mines Limited in l984. He left Pamour and the Noranda Group in l986 to join Falconbridge Limited as Manager of Mines in Sudbury. After working through the senior management roles of Falconbridge - Sudbury, and Falconbridge Kidd Creek, Warren was appointed Vice President - Canadian Nickel Operations, and in l999 Senior Vice President - Canadian Mining Operations. Warren retired from Falconbridge in July 2002 and joined the Boards of a number of junior mining companies.

During his career Warren has been Chairman of the Ontario Mining Association, The Canadian Industrial Program for Energy Conservation, MIRARCO - a research and development arm of Laurentian University and the Timmins Economic Development Corporation. He has been Vice Chair of The Mining Association of Canada and on the Boards of numerous community, provincial and national organizations.

Mr. Holmes is president and a director of Nuinsco Resources Limited and a director of Kirkland Lake Gold Limited and a director of Wallbridge Mining Limited and Jaguar Nickel Limited. All of these company are publicly held companies whose shares are traded on Canadian exchanges and they are in the business of mining and exploration. He is currently President-Elect of The Canadian Institute of Mining, Metallurgy and Petroleum; Co-Chair of The Ontario Government's Mining Cluster Initiative.

From 1986 to July 2002 Mr. Holmes was Senior Vice President of Canadian Mining Operations for Falconbridge Limited. He took early retirement in July 2002 from Falconbridge Limited and became President and CEO of Nuinsco Resources Ltd. and is a member of their Board of Directors. He occupies these positions to the present date. These companies are in the mining and exploration business. He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002.



                STAFFORD KELLEY, DIRECTOR AND SECRETARY/TREASURER
                                     AGE: 71

Mr. Kelley has been operating businesses he controlled since 1948. He was actively involved in real estate and construction business up until 1980 and was responsible for the development and financing of numerous major projects in the Burlington and Oakville area as well as other parts of Ontario and in Florida. Mr. Kelley spent a portion of his time during the 1960's and 1970's in sales and management, training and public speaking.

In 1975, Mr. Kelley first became involved with publicly held companies that were in the business of exploring for gold. He has been an officer and director of several public companies and has participated in obtaining financing for these companies.


In 1985, Mr. Kelley was responsible for the acquisition of an operating gold mine in Gunnison, Colorado. During this time Mr. Kelley also was responsible for the operation of a placer gold mine in Ely Nevada. In 1988, Mr. Kelley also participated in the development of a gold mine in Smither, British Columbia and a coalmine in Logan West Virginia. He has managed numerous exploration projects in the United States and Canada.

In 1993, Mr. Kelley founded and is President of Medallion Capital Corp., which specializes in taking companies public in Canada and the U.S. Medallion provides consulting services covering securities and exchange reporting, financing, human resources, mergers and acquisitions, public disclosure and investor relations. The company is licensed under the Ontario Securities Commission and has been involved in numerous financings for the companies it sponsors. Since its inception in 1993 and continuing to the present date the operation of Medallion Capital Corp. has been his principal occupation. He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002.


                       PETER SLACK, DIRECTOR AND PRESIDENT
                                     AGE: 38

Mr. Peter Slack has over 20 years experience in the gold mining and exploration industry. Mr. Slack began his career in 1984 as a director of JMS Mine Contracting where he was involved in prospecting and open pit mine contracting up until 1988. After graduating from Western University in 1988 with A B.E.Sc in mechanical engineering he then went on as a junior engineer with Dynatec Engineering Ltd. where he was involved in the engineering and design work for the Craig Shaft sinking project for Falconbridge among many other specialized hoisting and surface plant engineering projects for major mining companies. Mr. Slack then began an engineering software design company (PJS Enterprises) and consulted as business and engineering systems specialist. Some of the clients include Inco, Breakwater Resources and Blackhawk Mining. He also developed several specialized engineering software packages that were sold and distributed to most of the major engineering firms across North America. In 1994 up to present time Mr. Slack was director and president of Junior Mine Services Ltd., a family owned and operated company, and specialized in public company fund raising and mine development. During this time Mr. Slack worked on fund raising and development projects for Deak Resources Corporation, Nuinsco Resources Ltd., and BYG Natural Resources specifically on gold projects.

Mr. Slack also had past roles as Director and Vice President Engineering for Omni Resources, Director of Conquest Yellowknife Resources Limited, Chief Engineer and Director of Remote Droid Systems who developed specialized remote control systems for large industrial and underground mining equipment. More recently Mr. Slack was Director of IT for Concord Elevator and developed several proprietary integrated product configuration software systems as well as implemented a fully integrated MRPII system. Currently Mr. Slack is C.O.O and Director of Agricultural Mineral Prospectors Inc., Director of GoldWright Exploration Limited, President and Director of Junior Mine Services Ltd., and Director of Yukon Gold Corporation. Mr. Slack also continues to develop engineering and business software systems and is also an active music composer and producer.


During the past 5 years Peter Slack has held the following positions:

      - -Director, Agricultural Mineral Prospectors Inc., June 2001 - Present, a mineral, mining and exploration company

      - C.O.O & Vice-President, Agricultural Mineral Prospectors Inc., Aug 2003 - Present

      - Director Information Services, Concord Elevator Inc., July 2000-Aug 2003, an elevator company

      -     Manager Information Technology,  Touchspeed Technologies, April 2000
            - July 2000, a technology company

      - Manager Technology Development, Concord Elevator Inc. Jan 1998 - April 2000

      - President Junior Mine Services Ltd. 1994 - Present, an exploration and mine development company

      -     Director, Junior Mine Services Ltd. 1984 - Present

      - Director, Goldwright Exploration Limited 1998 - Present, a mineral exploration company

      - Sole Proprietor, P.J.S. Engineering and Technical Services 1990 - Present, a consulting company

He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002. Malcolm Slack, a Director of Yukon Gold, is Peter Slack's father.

                             MALCOLM SLACK, DIRECTOR
                                     AGE: 69

Malcolm Slack was born October 16, 1934 in Timmons Ontario. This is one of the most prolific mining districts Canada.

He graduated from the Haileybury School of Mines in 1955 and continued his education during his working career at Western Ontario University. He completed a B.A. in Economics in 1963 and a M.B.A., in 1970.

Prior to graduating from the Haileybury School of Mines he worked for Hollinger Consolidated Gold Mines Ltd, Mc Intyre Porcupine Mines ltd, Canadian Johns Manville Ltd, Bell & White Assay Labs and the Iron Ore Company of Canada.

From 1955 to 1960 he was employed by Rio Algom Mines Ltd, as Mine Engineer, Mine Supervisor and Chief Industrial Engineer in development of large underground mines.

He served as Production Superintendent at Steep Rock Iron Mines Ltd from 1963 until 1968 and was a Consulting Engineer while attending university to obtain his M.B.A.

Following his graduation in 1970 he spent 10 years with Noranda Mines Ltd in positions of:

                           V.P. of Development
                           V.P. of Mining
                           GM of Mining
                           VP & COO of subsidiaries
                                    Pamour Porcupine Mines Ltd.
                                    Noranda Mining
                                    Orchan Mines Ltd
                                    Mining Corporation of Canada Ltd

In 1980 Mr. Slack moved on to assist in the formation of the Lac Minerals becoming Senior VP, Director and COO of the Lac Mining Group.

In 1982 he formed Junior Mine Services Ltd (JMS) with his sons, who are also miners, providing financing, management and engineering services for new and existing projects with economic or operating problems. JMS has been responsible for bringing numerous mines to production and assisting in raising capital for a number of junior mining companies. Mr. Slack turned his interest in this company over to his children.


Mr. Slack is noted in the industry for his talent as a problem solver and the economic operation of numerous Canadian mines.

For the past five years, Malcolm Slack has been involved in the research and development of agrominerals certified for the use by organic farmers to replace chemical fertilizers not allowed in an organic product regime. This work has been carried out by a new family enterprise called Agricultural Mineral Prospector's Inc., an exploration and mining company. He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002.


Peter Slack, a Director of Yukon Gold, is Malcolm Slack's son.

                             RICHARD EWING, DIRECTOR
                                     AGE: 47

Mr. Ewing was born and raised in Mayo, Yukon Territory, Canada. Following his graduation from JV Clarke High School, he went directly into his family's sawmill business. Mr. Ewing took over the family business in 1983, producing timber for the United Keno Hill Mine. He later expanded the business into the general construction business.

Mr. Ewing is also the President of Ewing Transport Ltd., which was incorporated in 1983. The company builds major public infrastructure facilities including sewer and water facilities, roads, transmission lines and airstrips. The company also maintains these facilities pursuant to contracts with Canadian governmental entities.

In 1998, Mr. Ewing formed Silver Trail Contracting, a joint venture between Ewing Transport Ltd. and Nacho Nyak Dun First Nation Development Corporation. This company is active in the construction business for projects sponsored by the First Nations Indian Band.

Mr.  Ewing  has  served as a member  of the Town  Counsel  of Mayo and as Deputy
Mayor.

Mr. Ewing coordinated a Heavy Equipment training course for Selkirk First Nation and Nacho Nyak Dun First Nation. Yukon College and Yukon Territorial Government
- Advanced Education worked closely with Mr. Ewing to ensure the education program was a success. Ewing Transport Ltd. provided on-the job training to the participants while completing two substantial contracts in the region for both First Nations.


Mr. Ewing's principal occupation is President of Ewing Transport Ltd., the position he has held since its inception in 1983 to the present date. Ewing Transport Ltd. provides services to the mining industry as well as other construction activities. He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002.



                             EXECUTIVE COMPENSATION


Except for services provided by entities owned by some of our Officers and Directors as more particularly set out in Certain Relationships and Related Transactions on Page 37 no officer or director has received any other remuneration from us, directly or indirectly, since our inception. Although we have no compensation plan in existence, it is possible that we will adopt such a plan in the future to pay or accrue compensation to our officers and directors for services related to the operation of our business. Although we have no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, it is possible that we will adopt such a plan in the future. Although we have no employment contract or compensatory plan or arrangement with any of our directors, it is possible that we will adopt such a plan in the future. We have a Stock Option Plan described herein under that heading.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


We have 8,815,508 shares of common stock issued and outstanding. Consequently, for purposes of describing shareholder voting rights, we have included in the table below the number of common shares of Yukon Gold Corporation, Inc. (Yukon
Gold) held by the officers and directors of Yukon Gold. The last column of the table below reflects the voting rights of each officer and/or director as a percentage of the total voting shares (common shares of Yukon Gold).


--------------------------------------------------------------------------------
     NAME AND ADDRESS              NUMBER OF SHARES            PERCENTAGE
 OF BENEFICIAL OWNER (3)           OF COMMON  STOCK          OF CLASS HELD
--------------------------------------------------------------------------------


Warren Holmes
371 Hart St.                             750,000           8.5% of Yukon Gold
Timmon, Ontario  P4N 6W9                                      Common Shares

Stafford Kelley
146 Trelawn Ave.                         750,000           8.5% of Yukon Gold
Oakville, Ontario  L6J 4R2                                    Common Shares

Peter Slack
5954 Winston Churchill Blvd.             150,000           1.7% of Yukon Gold
R.R. #1                                                       Common Shares
Alton, Ontario  L0N 1A0

Malcolm Slack
5920 Winston Churchill Blvd.         (1) 768,000           8.7% of Yukon Gold
R.R. #1                                                       Common Shares
Erin, Ontario  N0B 1T0

Richard Ewing
Box 111                                  535,500           6.1% of Yukon Gold
Mayo, Yukon  M0B 1M0                                          Common Shares


                  TOTAL                2,953,500                 33.5%

As a group Management and the Directors own 33.5% of the issued and outstanding shares of Yukon Gold.


Note (1): Malcolm Slack's wife and children, excluding Peter Slack, own 600,000 common shares of Yukon Gold. Mr. Slack owns 168,000 shares directly.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Medallion Capital Corp., an Ontario, Canada Corporation is wholly owned by its President Stafford Kelley, who is also Secretary and Treasurer of Yukon Gold.


Medallion Capital Corp. and Stafford Kelley are registered with the Ontario Securities Commission as a Limited Market Dealer. A Limited Market Dealer is licensed to carry out trades in Securities that are exempt from registration under the Ontario Securities Act or act as the underwriter in an Initial Public Offering.


Medallion Capital Corp. has provided office space, accounting services and other administrative services to Yukon Gold and it's wholly owned subsidiary, YGC, and was employed to raise capital for YGC.


Medallion Capital Corp. entered into a Consulting Services Agreement with Yukon Gold on November 1, 2003. Under the terms of this agreement Medallion is responsible to:

      (a) prepare all necessary documents and other information required in connection with registration and listing of the shares;

      (b) complete a due diligence and valuation review Yukon Gold in connection with the registration of shares;

      (c)   advise  Yukon  Gold  regarding   financial  planning  and  corporate
            development;

      (d) prepare or cause to be prepared a Business Plan and public relations materials for Yukon Gold;;

      (e) prepare agreements for financing and other contracts and obtain the company's legal council approval of such agreements or contracts prior to execution;

      (f)   Carry out management and corporate record keeping functions.

Medallion Capital Corp. has been paid the following amounts for these services:


                        BY YUKON GOLD CORP.
                                                                     COMMISSIONS      COMMISSIONS
        YEAR                  EXPENSES (CDN)      EXPENSES (US)         (CDN)             (US)
        2002                     18,071.10          12,607.16         17,771.51        12,398.15
        2003                     32,407.16          23,927.32         27,179.92        20,067.87
        2004 TO MAR 31/04        3,195.40           2,436.82           6,478.00         4,940.14
      TOTALS                     53,673.66          38,971.30         51,429.43        37,406.16


            BY YUKON GOLD CORPORATION, INC.
        YEAR                               EXPENSES (CDN)          EXPENSES (US)
        2003                               20,121.87                14,856.67
        2004TO MAR 31/04                   28,984.32                22,103.50
      TOTALS                               49,106.19                36,960.17

S. K. Kelley & Associates Inc. (SKK&A) is wholly owned by Stafford Kelley, Secretary/Treasurer of Yukon Gold. SKK&A was paid a fee of CDN$5,000 or US$3,800 for loaning Yukon Gold CDN$100,000 or US$75,838, there was no interest or other compensation.


Peter Slack President and Director of Yukon Gold is a 40% owner of Junior Mines Services with the balance of that company owned by his brother and sister.


In February 2003 YGC paid Junior Mines Services CDN$9,924.25 or US$6,449.34 for preparations of drawings and a report on the 2002 exploration program on the Mount Hinton Property.

Richard Ewing a Director of Yukon Gold is the President and sole owner of Ewing Transport Ltd. YGC employed Ewing Transport Ltd. to provide equipment and personnel to carry out road building, staking claims and other services related to the exploration carried out in 2002 and 2003 on the Mount Hinton Property. His company was paid CDN$37,285.63 or US$24,230.33 in 2002 and CDN$137,250.65 or
US$100,468.96 in 2003.

In July 2002 YGC entered into an option agreement to acquire an interest in the Mount Hinton property from the Hinton Syndicate. Two of our directors, J. Malcolm Slack and Richard Ewing are members of the Syndicate controlling 16% and 51% respectively of the syndicate. For full details of the agreement see Description of Business, Agreement with Hinton Syndicate.

Malcolm Slack, a Director of Yukon Gold, received CDN$12,000, or US$9,139.37 plus 48,000 common shares of Yukon Gold and 16,000 warrants for shares of Yukon Gold in consideration for his interest in the option payments made to the Hinton Syndicate. The common shares were valued at CDN$0.4966 or US$0.3774 per share and the Warrants at CDN$0.01 or US$0.0076 per warrant.

Mr. Ewing received CDN$38,250.00 or US$29,131.76, plus 153,000 common shares of Yukon Gold and 51,000 warrants for shares of Yukon Gold in consideration for his interest in the option payments made to the Hinton Syndicate. The common shares were valued at CDN$0.4966 or US$0.3774 per share and the Warrants at CDN$0.01 or US$0.0076 per warrant.



                     ORGANIZATION WITHIN THE LAST FIVE YEARS


We were incorporated in the State of Delaware on May 31, 2000 under the name "RealDarts International, Inc." The Company was formed to effect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts. On August 4, 2000, we changed our name to "Optima 2000, Inc." and on August 29, 2000 we again changed our name to "Optima International, Inc." On September 27, 2000 we changed our name again to "Optima Global Corporation." On February 2, 2001, we merged with a Florida corporation that was pursuing the rights to the electronic scoreboard and we were the surviving corporation. In connection with that merger, we issued shares of our common stock to the shareholders of the Florida corporation on a one-for-one basis. We terminated that business plan upon determining that there was an insufficient market for this product and that financing could not be obtained.

On November 20, 2002, the company again changed its name to "Take 4, Inc." with no specific business plan.

On October 29, 2003 we changed our name to "Yukon Gold Corporation, Inc." and on November 1, 2003 we acquired 3,000,000 shares of YGC.

On November 10, 2003 we completed two (2) private placements raising CDN$100,000 (or US$75,838) and US $175,000.


On November 14, 2003, Stafford Kelley, J. Malcolm Slack, Peter Slack, Richard Ewing, and Warren Holmes were appointed to the Board of Directors and J. Paul Hines, the former President and Director, resigned.


On November 17, 2003 we accepted the assignment from YGC of ten Subscription Agreements from ten individuals for the purchase of common stock of YGC. By accepting the assignment of these Subscription Agreements, we agreed to issue 1,027,932 shares of our common stock and 399,731 warrants for the purchase of our common stock in consideration of CDN$448,464.50 (or US$340,106.55) and US$50,000.00. Each such warrant entitles the holder to purchase one common share of Yukon Gold for CDN$1.00 or US$0.76 on or before September 30, 2004. Upon acceptance of the assignment, YGC cancelled the shares recorded on its books for the subscribers, leaving Yukon Gold as the sole shareholder.

In 2002 the Subscription Agreements representing a subscription price of CDN$1.00 or US$0.76 per Unit, each Unit consisted of two common shares of the Corporation (each a "Common Share") and one warrant of the Corporation (a "Warrant"). The two Common Shares represent CDN$0.99 or US$0.75 of the per Unit subscription price and each Warrant represents CDN$0.01 orUS$0.0076 of the per Unit subscription price.

In 2003 the Subscription Agreements representing a subscription price of CDN$1.50 or US$1.14 per Unit, each Unit consisted of three common shares of the Corporation ("Common Share") and one warrant of the Corporation (a "Warrant"). The three Common Shares represent CDN$1.49 or US$1.13 of the per Unit subscription price and each Warrant represents CDN$0.01 or US$0.0076 of the per Unit subscription price.

On January 23, 2004 we issued 300,000 common shares and 100,000 warrants to the members of the Hinton Syndicate for CDN$150,000 or US$114,242.19 in lieu of the cash "option payment" due on July 7, 2004 under the Hinton Syndicate Agreement. Each warrant entitles the holder to purchase one common share for CDN$1.00 or US$0.76 on or before May 15, 2005.



                            DESCRIPTION OF SECURITIES


The following description is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law. Our authorized capital stock consists of 50,000,000 shares of Common Stock having a par value of $0.0001 per share. There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters presented to the shareholders for a vote. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders will be diluted.



                                 USE OF PROCEEDS


We will not receive any of the proceeds from the sale of the shares of common stock offered hereunder by the selling shareholders. We will not any commissions or any of the expenses of the selling shareholders related to the sale of these shares.



                         DETERMINATION OF OFFERING PRICE


The selling shareholders will sell their shares at US$0.50 per share until our securities are quoted on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices. This price was chosen arbitrarily and should not be considered an estimation of value.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the selling shareholders, of an aggregate of 4,368,733 shares of common stock. We will not receive any of the proceeds from the sale of these shares.


Selling shareholders will sell at a fixed price of $0.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices. The sale of the selling shareholders' shares by the selling shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. We will file a post-effective amendment to our registration statement with the SEC if any selling shareholder enters into an agreement to sell shares through broker-dealers acting as principals after the date of this prospectus.


The selling shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act. Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.


As of the date of this prospectus our securities have not been cleared for purchase or sale in any of the states in the United States. Generally, our securities may not be purchased or sold in any state unless they have been registered or qualified for sale in such state or unless our securities, or the purchase or sale of our securities, qualifies for an exemption from registration in such state and we have met the requirements for such exemption. Following effectiveness of this Registration Statement, we will endeavor to register or otherwise qualify our securities in the states. Anyone desiring to purchase or sell our securities must consult with their broker in advance to determine whether such purchase or sale may be effected in their state.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "a penny stock". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board, and the price of our shares may fall within a range which would cause our shares to be considered a "penny stock." The additional sales practice and disclosure requirements imposed upon broker-dealers handling "penny stocks" may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the market.

Under the "penny stock" regulations, a broker-dealer selling "penny stocks" to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to purchase, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the "penny stock" regulations require the broker-dealer to deliver, prior to any transaction involving a "penny stock", a disclosure schedule prepared by the Commission relating to the "penny stock" market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the "penny stock" held in a customer's account and information with respect to the limited market in "penny stocks."


All of the foregoing may affect the marketability of the securities.

Sales of any shares of common stock by the selling shareholders may depress the price of the common stock in any market that may develop for the common stock.


At the time a particular offer of the shares is made by or on behalf of a selling stockholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder and any discounts commissions, or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.


Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

The following table sets forth information known to us regarding ownership of our common stock by each of the selling shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus. None of the selling shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years.


We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last two columns in this table assumes the sale of all of our shares offered in this prospectus. However, we do not know whether the selling shareholders will sell all or less than all of their shares. We will not receive any of the proceeds from the sale of these shares. We estimate the cost of registering these shares at US$90,202. The Selling Shareholders will bear all costs related to the sale of their shares.

SELLING SHAREHOLDERS

                                               RELATIONSHIP            NUMBER OF         SHARES OWNED
LAST NAME             FIRST NAME               WITH ISSUER              SHARES          AFTER OFFERING
Brocker               Robert T.                   None                  400,000            0
Chapman               Kathy                       None                  420,500            0
Cook                  Warren & Julie              None                  30,586             0
Deckard               Kenneth                     None                  20,850             0
Englemeier            Duane                       None                  40,678             0
Fulks                 Ray                         None                  10,000             0
Guerra                J.L.                        None                  174,775            0
Gusler                Melanie Ann                 None                  157,070            0
Harris                Mary Lucy                   None                  420,000            0
Hope                  Kenneth                     None                  27,240             0
Joranamo Trust*                                   None                  400,000            0
Knox                  Bruce A.                    None                  101,784            0
Kruse                 Daniel J.                   None                  400,000            0
Lacroix               Lisa                        None                  362,000            0
Lush                  Robert G.                   None                  420,000            0
Mitton III            Arthur G.                   None                  10,500             0
Pittman III           B.F.                        None                  100,750            0
Reaume                Bill                        None                  420,000            0
Reaume                Jason                       None                  420,000            0
Yantis                J. Mike                     None                  132,750            0
                                                                        =======            =
                      TOTAL                                             4,469,483          0
                                                                        ---------          -

* The Joranamo Trust is controlled by Herminia Guerra for the benefit of her grand children."


                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding.


                                  LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus has been passed upon by Kavinoky & Cook, LLP, Buffalo, New York.

                                     EXPERTS


The financial statements of Yukon Gold for the six-month period ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from the date of inception (May 31, 2000) through October 31, 2003 have been audited by Rotenberg & Co., LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements for Yukon Gold for the eleven-month period ended March 31, 2004 were reviewed by Schwartz Levitsky Feldman LLP, and the consolidated financial statements for the year ended April 30, 2003 were audited by Schwartz Levitsky Feldman LLP, independent auditors as set forth in their report thereon appearing in this prospectus. A report regarding the mineral properties at the Mount Hinton site has been prepared for us by Junior Mine Services, Inc. and by Archer, Cathro & Associates (1981) Limited and much of the information about the Mount Hinton Property contained in this prospectus has been obtained from those reports with their consent.



                               CHANGE IN AUDITORS

As of As of November 20, 2003, the board of Yukon Gold unanimously approved the replacement of Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP. Yukon Gold's principal independent auditors are Schwartz Levitsky Feldman LLP.

Prior to the consummation of the Share Purchase Agreement, when our company was known as "TAKE-4, Inc." Rotenberg & Co., LLP acted as our independent auditors. Following the consummation of the Share Purchase Agreement with YGC, Yukon Gold chose to replace Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP because Schwartz Levitsky Feldman LLP has experience and expertise with respect to the Canadian mining industry and the requirements of U.S. GAAP and has acted as the independent auditor for other publicly held companies that file reports with the SEC. In addition, Schwartz Levitsky Feldman LLP has audited the financial statements of our subsidiary, YGC.


In connection with the audits of our company for the six-month period ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from the date of inception (May 31, 2000) through October 31, 2003, and since that time through the date of this prospectus, there were, and are, no disagreements with Rotenberg & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion of the subject matter of the disagreement.

The audit reports of Rotenberg & Co., LLP on the financial statements of Yukon Gold (then known as TAKE-4, Inc.) as of and for the years ended April 30, 2003 and 2002, did not contain any adverse opinion or disclosure of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except for a "going concern" qualification.

During Yukon Gold's two most recent fiscal years, and through March 31, 2004, Yukon Gold has not consulted with Schwartz Levitsky Feldman LLP regarding any of the matters specified in Item 304(a)(2) of Reg. S-B.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable


                           HOW TO GET MORE INFORMATION


We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The material terms of all exhibits have been expressed in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and you can reach us at skelley@medallioncap.com. Stafford Kelley acts as the Information Officer for the Company and can be reached at 416-865-9930.


Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

We intend to apply for the listing of our common stock on the OTC Bulletin Board. After our listing is effective, you may obtain certain information about us on Nasdaq's Bulletin Board web site.

                                    GLOSSARY


In this prospectus, we use certain capitalized and abbreviated terms, as well as technical terms, which are defined below.

ADIT A horizontal or nearly horizontal passage driven from the surface for the purpose of the exploration or mining of a mineralized zone or ore body.

AIR PHOTO
ANALYSIS            Use  of  aerial   photography   to   determine  or  estimate
                    geological features.

ALLUVIAL
MATERIAL Eroded material such as soil, sand, granite and other materials above the bedrock.

ANOMALY             Pertaining to the data set  resulting  from  geochemical  or
                    geophysical   surveys;   a  deviation  from   uniformity  or
                    regularity.

ASSAY To analyse the proportions of metals in a specimen of rock or other geological material. Results of a test of the proportions of metals in a specimen of rock or other geological material.

BEDDING The arrangement of a sedimentary or metamorphic rock in beds or layers of varying thickness and character.

BEDROCK A general term for the rock, usually solid, that underlies soil or other unconsolidated superficial material.

BREAK A general term used in mining geology for any discontinuity in the rock, such as a fault or fracture.

BULLDOZER
TRENCHING           A method of exposing bedrock by use of a bulldozer.

CHANNEL  SAMPLE     A sample  composed of pieces of vein or mineral deposit that have been cut out of a small trench or channel, usually about one inch deep and 4 inches wide.

CIRQUE A deep, steep walled, flat or gently floored, half bowl like recess, variously described as crescent shaped or semicircular in plan, typically situated high on the north side of a mountain and commonly at the head of a glacial valley, and produced by the erosive activity of mountain glaciers.

COARSE  REJECT      Pertaining to assay and  geochemical  analytical  procedures where a rock sample is initially crushed before a subsample is separated for further analysis. The coarse reject may be retained for a check assay or for additional analysis.


COLLAR The start or beginning of a drill hole or the mouth of an underground working entrance.


CROSSCUT N.         An underground  passage excavated across an ore body to test its width and value.

DIAMOND DRILLING    The act or process of  drilling  boreholes  using bits inset with diamonds as the rock cutting tool. The bits are rotated by various types and sizes of mechanisms motivated by electric, compressed air or internal combustion engines or motors.

DIP The angle at which a bed, stratum, vein or other structure is inclined from the horizontal, measured perpendicular to the strike and in the vertical plane.


DRILL CORE          A cylindrical or columnar piece of solid rock,  usually 1 to
                    6 inches (2.5 cm to 40 cm) in diameter and less than 10 feet
                    (3 m) in length, taken as a sample of an underground formation by a cylindrical drill bit, and brought to the surface for examination or analysis.


DRIFT n. A horizontal opening in or near a mineralized body and parallel to the long dimension of the vein or mineralized body. v. The act of excavating a drift.

ECONOMIC The portion of a mineralized body that can be profitably exploited.

EXCAVATOR
TRENCHING           A  method  of  exposing   bedrock  by  use  of  a  hydraulic
                    excavator.

FAULT A fracture or fracture zone in rock along which there has been displacement of the two sides relative to each other and parallel to the fracture.

FLOAT A general term for loose fragments of rock; especially on a hillside below an outcropping mineralized zone.

FLOAT  TRAIN        A general term for the downslope distribution of float below a mineralized zone.

FOXHOLE A small pit excavated in overburden by hand to expose bedrock.

FRACTURE A general term for any break in a rock, whether or not it causes displacement.


GEOCHEMICAL
SAMPLING The collection of soil, silt, vegetation or rock samples for analysis as a guide to the presence of areas of anomalous mineral of metal content in bedrock.


GEOLOGICAL
MAPPING In mineral exploration, the collection of geological data such as the description and orientation of various types of bedrock.

GEOPHYSICAL
SURVEY In mineral exploration, the collection of seismic, gravitational, electrical, radiometric, density or magnetic data to aid in the evaluation of the mineral potential of a particular area.


GRAPHITIC           Containing graphite.

GREENSTONE          A general term applied to any compact dark green, altered or metamorphosed mafic igneous rock (e.g. gabbro or diorite).


G/T Abbreviation for gram per tonne; equivalent to one part per million (ppm).


HAND TRENCHING      A method of exposing bedrock by hand excavation.

HEADWALL A steep slope at the head of a valley, especially the rock cliff at the back of a cirque.

HYDROTHERMAL        Of or pertaining  to hot water,  to the action of hot water, or to the products of this action, such as a mineral deposit precipitated from a hot aqueous solution, with or without demonstrable association with igneous processes.


IGNEOUS Said of a rock or mineral that solidified from molten or partly molten material; also applied to processes leading to, or resulting from the formation of such rocks.


METALLURGICAL
TEST A general term for a number of mechanical or chemical processes that are employed to test the amenability of separating metals from their ores.

MINERALIZATION      The process or  processes by which a mineral or minerals are introduced into a rock, resulting in an enriched deposit; or the result of these processes.


MINERALIZED         Rock that has undergone the process of mineralization.

MINING  CAMP        A term  loosely  applied to an area of  relatively  abundant mines that have some relationship to each other in terms of the type of deposit or the variety of ore produced.

NET SMELTER
RETURN  ROYALTY     A general  term for a residual  benefit that is a percentage of the value for which a smelter will reimburse the provider of ore to the smelter, after deduction for various smelting fees and penalties and, often after cost of transportation has been deducted.

ORE The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives.

OUTCROP The part of a rock formation that appears at the surface of the ground.

OVERBURDEN          Loose soil, sand, gravel,  broken rock, etc. that lies above the bedrock.


OZ/TON              Abbreviation for troy ounce per ton.


PERCUSSION
DRILL Drilling method by which the drill bit falls by force or is driven by force into the bedrock.


PERMAFROST          A  permanently  frozen  layer  of soil or  subsoil,  or even bedrock, which occurs to variable depths below the Earth's surface in arctic or subarctic regions.


PLACER  GOLD        Gold  occurring in more or less coarse  grains or flakes and obtainable by washing the sand, gravel, etc. in which it is found. Also called alluvial gold.


PLACER  MINING      The extraction and concentration of heavy metals or minerals
                    (usually gold) from alluvial deposits by various methods, generally using running water.


PPB                 Abbreviation for part per billion.


PPM                 Abbreviation for part per million.


PROSPECTING         Pertaining  to the search for outcrops or surface  exposures of mineral deposits, primarily by nonmechanical methods.

QUARTZ              A glassy silicate and common rock forming mineral (SiO2).


QUARTZ  DIORITE     A group of plutonic rocks having the  composition of diorite but with appreciable quartz and feldspar, i.e. between 5 and 20%.

QUARTZ  GABBRO      A group of plutonic  rocks having the  composition of gabbro but with appreciable quartz.



QUARTZITE           A metamorphosed  sandstone or rock composed of quartz grains so completely cemented with secondary silica that the rock breaks across or through the grains rather than around them.

RESERVE That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.


RESOURCE            Pertaining to the quantity or bulk of  mineralized  material
                    without   reference  to  the   economic   viability  of  its
                    extraction (see reserve).


SADDLE              A low point along the crestline of a ridge.

SEDIMENT Fragmental material that originates from weathering of rocks and that is transported by air, water, ice or other natural agents, and that forms in layers on the Earth's surface at ordinary temperatures in a loose, unconsolidated form; e.g. silt, sand, gravel, etc.


SEDIMENTARY
ROCK                A rock resulting from the consolidation of loose sediment.



SHAFT An approximately vertical mine working of limited area compared with its depth.

SIDERITE            A light or dark brown mineral of the calcite group (FeCO3).

SOIL  SAMPLING      (see geochemical sampling).


STRATA              Beds or layers of rock.


STRIKE The course or bearing of the outcrop of an inclined bed, vein or fault plane on a level surface; the direction of a horizontal line perpendicular to the dip.


TRACE               Pertaining  to assay  values;  as used in this report,  this term  refers to gold  grades of less than 0.01  oz/ton  (0.3
                    g/t).

UNDERGROUND
EXPLORATION         The process of excavating  underground workings and drilling
                    from  these   excavations   to  establish  the   continuity,
                    thickness and grade of a mineral deposit.

VEIN An epigenetic mineral filling of a fault or other fracture in a host rock, in tabular or sheetlike form, often as a precipitate from a hydrothermal fluid.


VEIN FAULT          A term used in the Keno Hill mining camp to describe  quartz vein material and associated fault gouge that are contained within a fault zone.


VLF-EM An abbreviation for the Very Low Frequency-Electromagnetic geophysical survey technique.

WEIGHTED
AVERAGE Value calculated from a number of samples, each of which has been "weighted" by a factor of the individual sample width.


WORKING A general term for any type of excavation carried out during the course of mining or mining exploration.

                          INDEX TO FINANCIAL STATEMENTS



YUKON GOLD CORPORATION, INC.
(A Delaware Corporation)
Financial Statements for the Six-Month Period ended October 31, 2003 and for the years ended April 30, 2003 and 2002 and for the Period from the Date of Inception (May 31, 2000) through October 31, 2003.


Report of Independent Auditor

Balance Sheet at October 31, 2003

Statements of Changes in Stockholders' Equity (Deficit) for the Six Month Ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (May 31, 2000) through October 31, 2003

Statements of Operations for the Six Month Ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (May 31, 2000) through October 31, 2003

Statements of Cash Flows for the Six Month Ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (May 31, 2000) through October 31, 2003

Notes to Financial Statements



YUKON GOLD CORPORATION, INC.
(A Delaware Corporation)
Consolidated Financial Statements for the Eleven-Month Period ended March 31, 2004 (unaudited) and for the Year Ended April 30, 2003


Report of Independent Auditor

Consolidated Balance Sheets for the Eleven-Month Period ended March 31, 2004 and for the Year Ended April 30, 2003

Consolidated Statements of Operations for the Eleven-Month Period ended March 31, 2004 and for the Year Ended April 30, 2003

Consolidated Statements of Cash Flows for the Eleven-Month Period ended March 31, 2004 and for the Year Ended April 30, 2003

Consolidated Statements of Changes in Stockholders' Equity for the Eleven-Month Period ended March 31, 2004 and for the Year Ended April 30, 2003

Notes to Consolidated Financial Statements

                          YUKON GOLD CORPORATION, INC.
                          (A EXPLORATION STAGE COMPANY)
                            (A DELAWARE CORPORATION)


            --------- -------------------------------------- -------
                                FINANCIAL REPORTS
                                       AT
                                OCTOBER 31, 2003
            --------- -------------------------------------- -------



                               Print Page No. 54

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
(A DELAWARE CORPORATION)



TABLE OF CONTENTS
--------------------------------------------------------------------------------


Independent Auditors' Report

Balance Sheet at October 31, 2003

Statements of Changes in Stockholders'  Equity (Deficit) for the Six Month Ended
  October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (May 31, 2000) through October 31, 2003

Statements of  Operations  for the Six Month Ended  October 31, 2003 and for the
  Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (May 31, 2000) through October 31, 2003

Statements  of Cash Flows for the Six Month  Ended  October 31, 2003 and for the
  Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (May 31, 2000) through October 31, 2003

Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
  and Stockholders
Yukon Gold Corporation, Inc.


         We have audited the accompanying balance sheet of Yukon Gold Corporation, Inc. (An Exploration Stage Company) (A Delaware Corporation) as of October 31, 2003, and the related statements of operations for the six month ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from date of inception (May 31, 2000) through October 31, 2003, and the statements of changes in stockholders' equity (deficit), and cash flows for the six month ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from the date of inception (May 31, 2000) to October 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold Corporation, Inc. (an exploration stage company) (A Delaware Corporation) as of October 31, 2003, and the results of its operations and its cash flows for the six month ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and from the date of inception (May 31, 2000) to October 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note F, the financial statements have been restated to present the financial information from its proper date of incorporation which is May 31, 2000.

         The accompanying financial statements have been prepared assuming Yukon Gold Corporation, Inc. (an exploration stage company) (A Delaware Corporation) will continue as a going concern. As discussed in Note G to the financial statements, the Company has incurred losses that have resulted in an accumulated deficit. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are described in Note G. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Rotenberg & Co., LLP
Rochester, New York
  December 19, 2003
  (Except for Note F, which
   is dated April 23, 2004)

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA


BALANCE SHEET
---------------------------------------------------------------------------------------------------
                                                                                      OCTOBER 31,
                                                                                             2003
---------------------------------------------------------------------------------------------------
ASSETS

Cash and Cash Equivalents                                                                    $ --
---------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                                 $ --
---------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

TOTAL LIABILITIES                                                                            $ --
---------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock:  $.0001 Par; 50,000,000 Shares Authorized
                            2,737,576 Issued and Outstanding as
                            of October 31, 2003                                               274
Additional Paid In Capital                                                                    152
Deficit Accumulated During Development Stage                                                 (426)
---------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                           --
---------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                         $ --
---------------------------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY) DEVELOPMENTEXPLORATION STAGE
COMPANY)
(A DELAWARE CORPORATION)


STATEMENTS  OF CHANGES IN  STOCKHOLDERS'  EQUITY  (DEFICIT)  FOR THE PERIOD FROM
INCEPTION
(MAY 31, 2000) THROUGH OCTOBER 31, 2003
--------------------------------------------------------- ----------- --------------------------- ---------------- -----------------
                                                                                                 DEFICIT
                                                                                               ACCUMULATED
                                                                                ADDITIONAL        DURING
                                               NUMBER        PAR     COMMON      PAID IN        DEVELOPING        STOCKHOLDERS'
                                             OF SHARES      VALUE    STOCK       CAPITAL          STAGE         EQUITY (DEFICIT)
--------------------------------------------------------- ----------------------------------- ---------------- --------------------
BALANCE - MAY 31, 2000                               --      0.0001       $ --            $--             $ --                $ --

Issuance of Shares in Connection with
  Merger of Florida Corporation               2,737,576      0.0001       274             --            (274)                  --

Net Loss for the Period                              --      0.0001        --             --               --                  --
--------------------------------------------------------- ----------------------------------- ---------------- --------------------

BALANCE - APRIL 30, 2001                      2,737,576      0.0001       274             --            (274)                  --

Net Loss for the Period                              --      0.0001        --             --               --                  --
--------------------------------------------------------- ----------------------------------- ---------------- --------------------

BALANCE - APRIL 30, 2002                      2,737,576      0.0001       274             --             (274)                 --

Net Loss for the Period                              --      0.0001        --             --                --                 --
--------------------------------------------------------- ----------------------------------- ---------------- --------------------

BALANCE - APRIL 30, 2003                      2,737,576      0.0001       274             --            (274)                  --

Expenses Paid by Stockholders Contributed
  as Capital                                         --      0.0001        --            152               --                 152

Net Loss for the Period                              --      0.0001        --             --             (152)               (152)
--------------------------------------------------------- ----------------------------------- ---------------- --------------------

BALANCE - OCTOBER 31, 2003                    2,737,576      0.0001     $ 274          $ 152           $ (426)                $ --
--------------------------------------------------------- ----------------------------------- ---------------- --------------------

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
(A DELAWARE CORPORATION)


STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------
                                                 PERIOD FROM
                                                  INCEPTION
                                                   (MAY 31,             SIX MONTHS
                                                  2000) TO                ENDED                        YEAR ENDED
                                                 OCTOBER 31,            OCTOBER 31,                      APRIL 30,
                                                    2003                    2003                 2003               2002
-----------------------------------------------------------------------------------------------------------------------------
REVENUES                                        $        --           $        --           $        --          $        --
-----------------------------------------------------------------------------------------------------------------------------

EXPENSES
Franchise Fees                                          152                   152                    --                   --
-----------------------------------------------------------------------------------------------------------------------------

TOTAL EXPENSES                                          152                   152                    --                   --
-----------------------------------------------------------------------------------------------------------------------------

Net Loss for the Period                         $      (152)          $      (152)          $        --          $        --
-----------------------------------------------------------------------------------------------------------------------------

Earnings (loss) per Share - Basic
  and Diluted                                   $        --           $        --           $        --          $        --
-----------------------------------------------------------------------------------------------------------------------------

Weighted Average Outstanding Shares               2,737,576             2,737,576             2,737,576            2,737,576
-----------------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
(A DELAWARE CORPORATION)


STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------
                                                       PERIOD FROM
                                                        INCEPTION
                                                        (MAY 31,              SIX MONTH
                                                        2000) TO                 ENDED                      YEAR ENDED
                                                       OCTOBER 31,           OCTOBER 31,                     APRIL 30,
                                                          2003                   2003                 2003                2002
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss for the Period                                   $(152)                 $(152)                $ --                $ --
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------
NON-CASH ADJUSTMENTS:
Financial Fee Expenses Paid
  by Stockholders                                           152                    152                  --                 --
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                     --                     --                  --                 --
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------

NET CASH FLOWS FROM INVESTING ACTIVITIES                     --                     --                  --                 --
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                     --                     --                  --                 --
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                --                     --                  --                 --
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------

Cash and Cash Equivalents -
  Beginning of Period                                        --                     --                  --                 --
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------

CASH AND CASH EQUIVALENTS -
  END OF PERIOD                                             $ --                    $ --                 $ --                $ --
------------------------------------------------ ---------------- ---- ----------------- --- --------------- ---- -------------


SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES
----------------------------------------------------------------- --- -- --------------- --- --------------- --- --------------

Common Stock Issued in Exchange for
  Expenses Paid by Stockholders                           $ 152                  $ 152                 $ --                $ --
------------------------------------------------ ---------------- --- ------------------ --- --------------- --- --------------

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
(A DELAWARE CORPORATION)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A -   THE COMPANY
           The Company was incorporated under the laws of the state of Delaware on May 31, 2000 as Real Darts International, Inc. On August 3, 2000, the Articles of Incorporation were amended to change the name to Optima 2000, Inc. On August 28, 2000 the name was changed to Optima International Corporation and again on August 28, 2000 the name was changed to Optima Global Corporation. On February 2, 2001 the Company entered into a merger with Optima Global Corp. (a Florida Corporation) whereby the corporation issued one share of its stock for each share held by the stockholders of the Florida Corporation. On November 20, 2002 the Company changed its name to Take 4, Inc. and then on October 27, 2003 the Company became Yukon Gold Corporation, Inc.

           SCOPE OF BUSINESS
           At the present time the company is in the exploration stage and does not provide any product or service. The company is an exploration stage mining company.

           The Company's future success is dependent upon its ability to raise sufficient capital in order to continue to explore for an ore reserve on its mining claims. There is no guarantee that such capital will be available on acceptable terms, if at all.

NOTE B -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           METHOD OF ACCOUNTING
           The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

           DEVELOPMENT STAGE
           The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development, and developing markets for its services. The company prepares its financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

           EARNINGS (LOSS) PER COMMON SHARE
           Earnings (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share," by dividing income available to common stockholders by weighted average number of common shares outstanding for each period.

           USE OF ESTIMATES
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results can differ from those estimates.

                                                                   - continued -

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
(A DELAWARE CORPORATION)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

           ORGANIZATIONAL EXPENSES
           Organizational expenses represent legal, accounting, and filing fees incurred to date in the formation of the corporation. Organizational costs are expensed as incurred pursuant Statement of Position 98-5 on Reporting on the Costs of Start-Up Activities.

           INCOME TAXES
           The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in the income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The Corporation had no material deferred tax assets or liabilities for the periods presented.

           PROVISION FOR INCOME TAXES
           Deferred income taxes result from temporary differences between the basis of assets and liabilities recognized for differences between the financial statement and tax basis thereon, and for the expected future tax benefits to be derived from net operating losses and tax credit carryforwards. A valuation allowance is recorded to reflect the likelihood of realization of deferred tax assets.

NOTE C -   STOCKHOLDERS' EQUITY
           COMMON STOCK
           The Company's Securities are not registered under the Securities Act of 1933 and, therefore, no offering may be made which would constitute a "Public Offering" within the meaning of the United States Securities Act of 1933, unless the shares are registered pursuant to an effective registration statement under the Act.

           The stockholders may not sell, transfer, pledge or otherwise dispose of the common shares of the company in the absence of either an effective registration statement covering said shares under the 1933 Act and relevant state securities laws, or an opinion of counsel that registration is not required under the Act or under the securities laws of any such state.

NOTE D -   EMPLOYEE STOCK OPTION PLAN
           The purpose of the Plan is in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company who will contribute to the Company's success. The Committee may grant an Option under such terms and conditions as may be provided in the Share Option Certificate given to the Optionee. The aggregate number of Shares which may be issued under the Options under the Plan shall not exceed 5,000,000. The option price shall not be less than 100% of the Fair Market Value of such Share on the date of the grant of such Option. The period for which an Option is exercisable shall not exceed ten years from the date such Option is granted.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
(A DELAWARE CORPORATION)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE E -   SUBSEQUENT EVENTS

           On November 1, 2003 the Company entered into an agreement with S.K. Kelley & Associates Inc. (an entity owned by a stockholder of the Company) to borrow approximately $76,300 (CDN $100,000) to complete the purchase of 3,000,000 shares of Yukon Gold Corp. (an Ontario corporation) representing all of the outstanding shares of the Ontario corporation.

           On November 10, 2003 the Company  issued  3,000,000  shares to eleven
           (11) subscribers for approximately $76,300 (CDN $100,000) and with the proceeds repaid the loan to S.K. Kelley & Associates Inc.

           Also on November 10, 2003, the Company sold 1,750,000  shares to nine
           (9) subscribers at US $0.10 per share.

           On November 17, 2003 the Company entered into an agreement with Yukon Gold Corp. (an Ontario corporation) and ten (10) subscribers to accept the assignment of the subscribers subscription agreements and issued 1,026,932 shares and 399,731 warrants. Each warrant entitling the holder to purchase one (1) common share at approximately $.76 (CDN $1.00) on or before September 30, 2004.

           On January 23, 2004 the corporation issued 300,000 shares and 100,000 warrants in payment of the approximately $114,400 (CDN $150,000) property payment due on the Mount Hinton (an entity which two of its stockholders are also stockholders of the Company) claims on July 7, 2004. Each warrant entitles the holder to purchase one common share at approximately $.76 (CDN $1.00) on or before May 15, 2005.

           On November 1, 2003 the Company entered into a consulting agreement with Medallion Capital Corp. (an entity which a stockholder of the Company is an owner) to provide professional services in connection with business planning, capital formation and management functions. The term of the agreement is for a period of 1 year and is renewable by either party annually thereafter. Compensation paid for professional services amounts to $10,000 per month for the first 3 months after which future compensation will be reviewed and agreed upon with the Board of Directors.

NOTE F -   RESTATEMENT
           The financial statements have been restated to present the financial activity of Yukon Gold Corporation, Inc. from its date of inception. As a Delaware Corporation, the Company was incorporated on May 31, 2000.

NOTE G -   GOING CONCERN
           The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported net losses totaling $152 for the period from date of inception (May 31, 2000) through October 31, 2003. As a result, there is an accumulated deficit of $426 at October 31, 2003. The company is in the process of raising capital and marketing it's products to generate revenue.

                          YUKON GOLD CORPORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED MARCH 31, 2004
                                   (UNAUDITED)
                            YEAR ENDED APRIL 30, 2003
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                        (AMOUNTS EXPRESSED IN US DOLLARS)

                          YUKON GOLD CORPORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED MARCH 31, 2004
                                   (UNAUDITED)
                            YEAR ENDED APRIL 30, 2003
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                        (AMOUNTS EXPRESSED IN US DOLLARS)



                                TABLE OF CONTENTS


       Report of Independent Auditors

       Consolidated Balance Sheets as of March 31, 2004 and April 30, 2003

       Consolidated Statements of Operations for the period ended March 31, 2004 and for the year ended April 30, 2003

       Consolidated Statements of Cash Flows for the period ended March 31, 2004 and for the year ended April 30, 2003

       Consolidated Statements of changes in Stockholders' Equity for the period ended March 31, 2004 and for the year ended April 30, 2003

       Notes to Consolidated Financial Statements

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Yukon Gold Corporation, Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Yukon Gold Corporation, Inc. as at April 30, 2003 and the related consolidated statements of operations, cash flows and stockholders' equity for the year ended April 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the revised financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the revised financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold Corporation, Inc. as at April 30, 2003 and the results of its operations and its cash flows for the year ended April 30, 2003 in accordance with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is an exploration stage mining company and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Toronto, Ontario                           SCHWARTZ LEVITSKY FELDMAN LLP
December 9, 2003                                   Chartered Accountants


1167 Caledonia Road
Toronto, Ontario  M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                      March 31,        April 30,
                                                         2004             2003

                                                          $                 $
                                                     (Unaudited)
                                                       (note 1)
                            ASSETS

CURRENT ASSETS
    Cash and cash equivalents                            134,181          20,756
    Prepaid expenses and deposits                          9,182           3,401
                                                         -------         -------


                                                         143,363          24,157

LOAN RECEIVBALE FROM A SHAREHOLDER (note 6)                   --           7,468

PROPERTY, PLANT AND EQUIPMENT (note 7)                     5,851           6,555
                                                         -------         -------

                                                         149,214          38,180
                                                         =======         =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.


APPROVED ON BEHALF OF THE BOARD


                                                   Director
--------------------------------------------------

                                                   Director
--------------------------------------------------

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                           March 31,       April 30,
                                                             2004            2003

                                                               $               $
                                                         (Unaudited)
                                                            (note 1)
                       LIABILITIES
CURRENT LIABILITIES

    Accounts payable and accrued liabilities (note 8)         16,807           7,154
                                                           ---------       ---------

            SHAREHOLDERS' EQUITY

CAPITAL STOCK (note 9)                                           882         154,063

ADDITIONAL PAID-IN CAPITAL                                   697,299           1,142

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)                 (9,827)            604

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE           (555,947)       (124,783)
                                                           ---------       ---------

                                                             132,407          31,026
                                                           ---------       ---------

                                                             149,214          38,180
                                                           =========       =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2004 AND THE YEAR ENDED APRIL 30, 2003 (AMOUNTS EXPRESSED IN US DOLLARS)


                                                                       For the
                                                 Cumulative          11 months    For the
                                                      since              ended    year ended
                                                  inception          March 31,    April 30,
                                                                          2004           2003

                                                      $                 $            $
                                                 (Unaudited)       (Unaudited)
                                                    (note 1)         (note 1)
REVENUE                                                  --                --                --
                                                -----------        ----------       -----------
OPERATING EXPENSES
    General and administration                      104,822            81,509            23,313
    Project expenses                                449,164           348,372           100,792
    Amortization                                      1,961             1,283               678
                                                -----------        ----------       -----------

TOTAL OPERATING EXPENSES                            555,947           431,164           124,783
                                                -----------        ----------       -----------

LOSS BEFORE INCOME TAXES                           (555,947)         (431,164)         (124,783)

    Income taxes                                         --                --                --
                                                -----------        ----------       -----------

NET LOSS                                           (555,947)         (431,164)         (124,783)
                                                ===========        ==========       ===========

Earnings per share - basic and diluted                                  (0.07)            (0.03)
                                                                   ==========       ===========

Weighted average common shares outstanding                          6,067,550         4,027,132
                                                                   ==========       ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED MARCH 31, 2004 AND THE YEAR ENDED APRIL 30, 2003 (AMOUNTS EXPRESSED IN US DOLLARS)

                                                                           For the          For the
                                                                         11 months             year
                                                       Cumulative            ended            ended
                                                            since        March 31,        April 30,
                                                        inception             2004             2003

                                                             $                $               $
                                                       (Unaudited)       (Unaudited)
                                                          (note 1)          (note 1)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss for the period                              (555,947)       (431,164)       (124,783)
    Items not requiring an outlay of cash:
      Amortization                                          1,961           1,283             678
      Shares issued for property payment                  114,242         114,242              --
      Increase in prepaid expenses and deposits            (8,615)         (5,447)         (3,168)
      Increase in accounts payable and accrued
          liabilities                                      15,649           8,985           6,664
                                                       ----------      ----------      ----------

NET CASH USED IN OPERATING ACTIVITIES                    (432,710)       (312,101)       (120,609)
                                                       ----------      ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property, plant and equipment              (6,784)             --          (6,784)
                                                       ----------      ----------      ----------

NET CASH USED IN INVESTING ACTIVITIES                      (6,784)             --          (6,784)
                                                       ----------      ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
    (Advances to) repayments from a shareholder             1,180           8,137          (6,957)
    Proceeds from issuance of shares                      583,939         428,734         155,205
                                                       ----------      ----------      ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                 585,119         436,871         148,248
                                                       ----------      ----------      ----------

EFFECT OF FOREIGN CURRENCY EXCHANGE
    RATE CHANGES                                          (11,444)        (11,345)            (99)
                                                       ----------      ----------      ----------

NET INCREASE  IN CASH AND CASH
   EQUIVALENTS FOR THE PERIOD                             134,181         113,425          20,756

    Cash and cash equivalents, beginning of period             --          20,756              --
                                                       ----------      ----------      ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                  134,181         134,181          20,756
                                                       ==========      ==========      ==========

INCOME TAXES PAID                                                              --              --
                                                                       ==========      ==========

INTEREST PAID                                                                  --              --
                                                                       ==========      ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD ENDED MARCH 31, 2004 AND THE YEAR ENDED APRIL 30, 2003 (AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                      Deficit,
                                                                                   accumulated                          Accumulated
                                      Number of        Common     Additional        during the                                other
                                         Common        shares        paid-in       exploration      Comprehensive     comprehensive
                                         shares        amount        capital             stage      Income (loss)     Income (loss)
                                 --------------   -----------    -----------     -------------      -------------     -------------
                                                         $             $                $                $
Issuance of Common shares           2,833,377         154,063             --                --                --                --
Issuance of warrants                       --              --          1,142                --                --                --
Foreign currency translation               --              --             --                --               604               604
Net loss for the period                    --              --             --          (124,783)         (124,783)               --
                                   ----------       ---------      ---------       -----------       -----------       -----------
Balance as of April 30, 2003        2,833,377         154,063          1,142          (124,783)         (124,179)              604
                                                                                                     ===========

Issuance of Common shares           1,435,410         256,657             --                --                --                --
Issuance of warrants                       --              --          2,855                --                --                --
Shares repurchased                   (240,855)         (5,778)            --                --                --                --
Recapitalization pursuant to
   reverse acquisition              2,737,576        (404,265)       404,265                --                --                --
Issuance of Common shares           1,750,000             175        174,825                --                --                --
Issuance of Common shares
   for property payment               300,000              30        114,212                --                --                --
Foreign currency translation               --              --             --                --           (10,431)          (10,431)
Net loss for the period                    --              --             --          (431,164)         (431,164)               --
                                   ----------       ---------      ---------       -----------       -----------       -----------
                                    8,815,508             882        697,299          (555,947)         (441,595)           (9,827)
                                   ==========       =========      =========       ===========       ===========       ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


1.         BASIS OF PRESENTATION

           The consolidated financial statements for the eleven months ended March 31, 2004 are unaudited. The interim results are not necessarily indicative of the results for any future period. In the opinion of management, the data in the consolidated financial statements reflects all adjustments necessary for a fair presentation of the results of the interim period disclosed. All adjustments are of a normal and recurring nature.

           The unaudited consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the "Company") and its wholly owned subsidiary Yukon Gold Corp. ("YGC"). All material inter-company accounts and transactions have been eliminated.


2.         NATURE OF OPERATIONS AND GOING CONCERN

           The Company was incorporated under the laws of the state of Delaware on May 31, 2000 as Realdarts International, Inc. On August 3, 2000, the Articles of Incorporation were amended to change the name to Optima 2000, Inc. On August 8, 2000 the name was changed again to Optima International, Inc. and again on the same date to Optima Global Corporation. On February 2, 2001, the Company entered into a merger with Optima Global Corp. (a Florida Corporation) whereby the corporation issued one share of its stock for each share held by the stockholders of the Florida Corporation. On November 20, 2002, the Company changed its name to Take 4, Inc. and then on October 27, 2003 the Company became Yukon Gold Corporation, Inc.

           The Company is an exploration stage mining company. The Company has funded its operations to date through the issuance of shares.

           The Company's future success is dependent upon its ability to raise sufficient capital in order to continue to explore for an ore reserve on its mining claims. There is no guarantee that such capital will be available on acceptable terms, if at all.


3.         REVERSE ACQUISITION

           On November 1, 2003, the Company acquired 3,000,000 common shares of the outstanding common stock of YGC for total consideration of $75,018 from the YGC founders. On November 10, 2003, the YGC founders purchased 3,000,000 shares in the Company for total consideration of $75,018.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


3.         REVERSE ACQUISITION (cont'd)

           Also on November 1, 2003, the Company entered into an agreement with YGC and 10 YGC subscribers to cancel the subscribers' shares in YGC and to issue the equivalent number of shares in the Company as consideration. This agreement was consummated on November 17, 2003.

           As a result of the above transactions the Company owns 100% of the shares of YGC. At the time the transactions were completed the former YGC founders and subscribers owned 4,027,932 shares of the Company representing 59.5% of the 6,765,508 shares of common stock outstanding at the time. Consequently, even though the Company is the legal acquirer, this transaction will be treated as an acquisition of the Company by YGC and as a recapitalization for accounting purposes.


4.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a)  Use of estimates

                These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of consolidated financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

            b)  Cash and Cash Equivalents

                Cash and cash equivalents includes cash on hand. The carrying amounts approximate fair values because of the short maturity of those instruments.

            c)  Other Financial Instruments

                The carrying amount of the Company's accounts receivable and payable approximates fair value because of the short maturity of these instruments.

            d)  Long-term Financial Instruments

                The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)




4.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            e)  Property, plant and equipment

                Property,   plant  and  equipment  are  recorded  at  cost  less
                accumulated amortization. Amortization is provided using the following annual rate and method:

                Computer equipment      20%     declining balance method

            f)  Foreign Currency Translation

                The Company's operating subsidiary is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars as the Company has elected to report in US dollars. The translation method used is the current rate method, which is the method mandated by SFAS No. 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholders' equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

                Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive income.

            g)  Income taxes

                The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

                Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)



       4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

           h)   Revenue Recognition

                The Company's revenue recognition policies will follow common practice in the mining industry. Revenue is recognized when precious metals in the form of dore (a combination of gold and silver) or concentrate is produced at mines whose product has a high precious metal content and for which the additional costs of refining and marketing are minimal. The only condition for recognition of revenue in this instance is the production of the gold dore or concentrate. In order to get the ore to a concentrate stage the precious metal ore must be mined and transported to a mill where it is crushed and ground. The ground product is then processed by gravity separation and/or flotation to produce a concentrate. Chemical treatment is used to extract the precious metals from the concentrate or on a leaching pad into a solution. This solution is then subjected to various processes to precipitate the precious metals back to a solid state that can be melted down and poured into a mould to produce a dore bar.

           i)   Comprehensive Income

                The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their consolidated financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

           j)   Long-Lived Assets

                The  Company  has  adopted  the  provisions  of  SFAS  No.  121,
                Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which has been superceded by SFAS No. 144 [note 3(m)]. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

           k)   Exploration and Evaluation Expenditures

                All exploration and pre-development evaluation expenditures are expensed as incurred.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


       4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

           l)   Stock Based Compensation

                The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. The Company chose to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock.

           m)   Recent Pronouncements

                SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 141 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 required that goodwill and intangible assets acquired after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

                SFAS No. 143 - Accounting for Asset Retirement Obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2001.

                SFAS No. 144 -  Accounting  for the  Impairment  or  Disposal of
                Long-Lived  Assets.  This  standard  supercedes  SFAS No.  121 -
                Accounting for the Impairment Of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable. The provisions of this statement are effective for consolidated financial statements issued for fiscal years beginning after December 15, 2001.

                SFAS No. 145 - Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as extraordinary items, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)




       4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

           m)  Recent Pronouncements   (cont'd)

                SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

                SFAS No.147 - Acquisition of certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

                SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

                SFAS No. 149 - Amendment of SFAS 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, accounting for derivative instruments and hedging activities.

               SFAS No. 150 - Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

               The Company has adopted all of the above standards and they do not have a material impact on its financial position, results of operations or cash flows.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


5.       COMPREHENSIVE INCOME (LOSS)

         The components of comprehensive loss are as follows:


                                                         For the    For the year
                                                 11 months ended          ended
                                                       March 31,      April 30,
                                                            2004           2003

                                                              $              $
                                                     (Unaudited)
                                                        (note 1)

           Net loss                                    (431,164)      (124,783)
           Other comprehensive income (loss)
               Foreign currency translation             (10,431)           604
                                                       --------       --------

           Comprehensive loss                          (441,595)      (124,179)
                                                       ========       ========


         The foreign currency translation adjustments are not currently adjusted for income taxes as the Company's operating subsidiary is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclose in note 4 (f).


6.       LOAN RECEIVBALE FROM A SHAREHOLDER

         The loan is non-interest bearing and unsecured. It was repaid during the period.


7.       PROPERTY, PLANT AND EQUIPMENT

                                                      March 31,       April 30,
                                                        2004             2003
                                                          $                $
                                                    (Unaudited)
                                                       (note 1)

           Computer equipment                             7,962         7,233
                                                          -----         -----

           Cost                                           7,962         7,233
                                                          -----         -----

           Less:  Accumulated amortization

                Computer equipment                        2,111           678
                                                          -----         -----

           Net                                            5,851         6,555
                                                          =====         =====

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


8.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                    March 31,        April 30,
                                                         2004             2003

                                                           $                $
                                                  (Unaudited)
                                                     (note 1)

           Accounts  payable  and  accrued
             liabilities  are  comprised
             of the following:
           Trade payables                              16,807              178
           Accrued liabilities                             -             6,976
                                                       ------           ------

                                                       16,807            7,154
                                                       ======           ======



9.       CAPITAL STOCK

            a)    Authorized

                  50,000,000 of Common shares, $0.0001 par value

            b)    Issued

                  8,815,508 Common shares

            c)    Changes to Issued Share Capital

                  Transactions prior to reverse acquisition

                  i)       During the year ended  April 30,  2003,  the  Company
                           issued    2,833,377    Common    shares   for   total
                           consideration of $154,063.

                  ii) During the period from May 1, 2003 to the date of the reverse acquisition the Company issued 1,435,410 Common shares for total consideration of $256,657.

                  iii) On July 2, 2003, the Company repurchased 240,855 Common shares for total consideration of $5,778.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)



9.       CAPITAL STOCK (cont'd)

            c)    Changes to Issued Share Capital (cont'd)

                  Transactions pursuant to reverse acquisition

                  iv) During the period from November 1, 2003 to November 17, 2003, the Company underwent a reverse acquisition as described in note 3.

                  Transactions subsequent to reverse acquisition

                  v) On November 10, 2003, the Company issued 1,750,000 common shares for total consideration of $175,000.

                  vi) On January 23, 2004, the Company issued 300,000 Common shares for property payments in the amount of $114,242 which was expensed in the consolidated statements of operations.

            d)    Warrants Issued

                  As of March 31, 2004, 499,731 warrants have been issued by the Company. Each warrant entitles its holder to purchase one common share at an exercise price of $1.00 per share. The warrants expire on September 30, 2004.

                  The warrants do not confer upon the holders any rights or interest as a shareholder of the company.


10.      COMMITMENTS AND CONTINGENCIES

         On July 7, 2002, YGC acquired a group of mining claims in the Mount Hinton area of the Yukon Territory from the Hinton Syndicate, a claim group controlled by four individuals parties 2 of which are directors of the Company (the " Hinton Syndicate"). The agreement contains several specific conditions, which are summarized below:

            - The Company has to provide for yearly-shared property payments and work program expenses amounting to $4,256,000 over a period of five years. In return, the Company will earn interest in the mining claims at a rate of 25% after work program expenditures of $1,140,000, 50% after $1,900,000 and 75% after $3,800,000. The company has incurred $304,000 in work program expenditures as required to July 7, 2004 and is required to incur $247,000 prior to July 7, 2005, $1,140,000 between July 7, 2005 and July 7, 2006 and $2,109,000 between July 7, 2006 and July 7, 2007.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)




10.      COMMITMENTS AND CONTINGENCIES (cont'd)

            - The company has made the first three (3) property payments totaling $190,000 and is required to pay $114,000 on July 7, 2005 and $152,000 on July 7, 2006. The property payments, work program expenses and earned interest can be accelerated.

            - The Company can cancel the agreement at any time and be left with the interest earned to date in the mining claims. If the agreement is terminated when 50% is earned, the earned interest will be reduced to 45% so as to return control and financing flexibility to the Hinton Syndicate.

            -     After the Company has earned an initial  25% in  interest,  it
                  can  decide  to  postpone   future   expenditures   if  market
                  conditions are difficult.

            - After the company has earned its 75% interest, the agreement provides for a joint venture to be set up for future financing to be shared with the Hinton Syndicate. The Company will also have a further option to acquire the remaining 25% interest by buying-out the Hinton Syndicate for $3,800,000.

            - The Hinton Syndicate is entitled to a 2% Net Smelter Returns ("NSR") royalty. In the event that the Company exercises its option to buy-out the remaining interest of the Hinton
                  Syndicate, the NSR will become 3% and the Hinton Syndicate will retain the royalty interest only.

            - Each member of the Hinton Syndicate is entitled to receive their share of the annual property payments in shares of the Company at a 10% discount to the market.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Yukon Gold to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Yukon Gold may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Yukon Gold would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Yukon Gold in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Yukon Gold and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Yukon Gold nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Yukon Gold pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.



                               Print Page No. 57

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table sets forth expenses, incurred or expected to be incurred by Yukon Gold in connect with the registration of the securities being offered by the selling shareholders. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this registration. Selling security holders will not pay any part of these expenses.


SEC Registration Fee                                  $    202.00
Legal Fees and Expenses*                              $ 60,000.00*
Accounting Fees and Expenses*                         $ 15,000.00*
Printing                                              $ 10,000.00*
Miscellaneous*                                        $  5,000.00
                                                   ---------------------
TOTAL*                                                $90,202.00



                     RECENT SALE OF UNREGISTERED SECURITIES


On November 10, 2003 we issued 3,000,000 common shares to eleven (11) Canadian citizens for CDN$100,000 (US $76,000). None of these subscribers were US citizens or were acting on behalf of any US citizens and all of the shares issued in the private placement came to rest in Canada. All offers and sales were made as part of an "offshore offering" as that term is defined in Item 902(h) and were exempt from registration under the Securities Act of 1933 pursuant to Rule 903, Category 3, of Regulation S promulgated under the Securities Act of 1933. Prior to November 10, 2003, Yukon Gold had not issued any securities for three (3) years.

On November 10, 2003 we accepted subscriptions from nine U.S. residents for 1,750,000 common shares at US $0.10 per share for a total of US $175,000. The Company relied upon Rule 504 in connection with the November 10, 2003 offering of shares to U.S. persons. The total amount offered and sold in the November 10, 2003 offering was under $1 million and there was no subsequent trading in the shares. All investors in that offering represented to the Company in their respective subscription agreements that they were purchasing the securities for their own account and for investment purposes. The offering was made to nine persons and there was no advertisement or public promotion of the offering. All of these shares are covered by this registration statement.


On November 17, 2003 we closed upon into an Assignment Agreement dated November 1, 2003 with YGC, our wholly owned subsidiary, pursuant to which YGC assigned to Yukon Gold ten subscription agreements for shares and warrants of YGC. YGC entered into such subscription agreements pursuant to an exemption from registration pursuant to Rule 504 of Regulation D because the total dollar value of these subscriptions was US$390,883 and was offered to a total of ten investors in a private offering. No shares of YGC were issued to subscribers prior to the assignment. Prior to the assignment, each subscriber was informed orally by an officer of Yukon Gold and YGC that YGC would become the wholly owned operating subsidiary of Yukon Gold and that the business of YGC would become the business of Yukon Gold. Each of the ten subscribers consented to the assignment. As a result of such assignment, the ten subscription agreements became subscriptions for shares and warrants of Yukon Gold. On November 17, 2004 our Board of Directors authorized the issue of 1,027,932 common shares to the holders of the subscription agreements and authorized the transfer agent to record these shares as issued to such holders. The Board of Directors also authorized the issuance of 399,731 warrants to such holders. Each warrant entitles the holder to purchase one (1) share of the common stock of Yukon Gold at CDN $1.00 or US$0.76 on or before September 30, 2004. The proceeds from these subscriptions was of CDN$448,464.50 (or US$344,973)plus US$50,000.00 for a total of US$-390,883.02. The Assignment of YGC's subscription agreements to Yukon Gold was exempt from registration pursuant to Rule 504 of Regulation D because it fell below the $1 million limit for offerings made in reliance upon such exemption and because the subscription agreements assigned to Yukon Gold contained representations of each subscriber that the shares and warrants were being purchased for their own account and for investment purposes. In addition, each subscriber covenanted not to re-sell the shares except pursuant to an exemption from registration under the Securities Act of 1933. There was no advertisement or public promotion in connection with this transaction.



                               Print Page No. 58

On January 23, 2004 Yukon Gold issued 300,000 common shares and 100,000 warrants to the four (4) members of the Hinton Syndicate the original claim owners. Each warrant entitles the holder to purchase one (1) common share at CDN $1.00 on or before May 15, 2005. The issue price was CDN $150,000 or US$114,000 and the shares and warrants were issued in lieu of a cash option payment of CND$150,000 due on July 7, 2004 to the Hinton Syndicate. These shares and warrants were issued as option payments under the Hinton Syndicate Agreement in lieu of cash and as permitted under the Hinton Syndicate Agreement. All of the members of the Hinton Syndicate were shareholders of Yukon Gold. We relied on the exemption in Rule 504 of Regulation D of the Securities Act.



                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution; and

(iv) Remove from registration any of the securities that remain unsold at the end of the offering.

That, for determining liability under the Securities Act, the Registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


                               Print Page No. 59

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                               Print Page No. 60

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Canada on May 17, 2004.



         YUKON GOLD CORPORATION, INC.

         By:      /s/ Stafford Kelley
                  Name:  Stafford Kelley
                  Title:  Director & Secretary Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                   TITLE                                DATE


/s/ Warren Holmes           Chairman of the Board and Chief      May 17, 2004
Warren Holmes               Executive Officer


/s/ Stafford Kelley         Secretary/Treasurer and Director;    May 17, 2004
Stafford Kelley             Principal Accounting Officer


/s/ Peter Slack             President and Director               May 17, 2004
Peter Slack


/s/ Malcolm Slack           Director                             May 17, 2004
Malcolm Slack


/s/ Richard Ewing           Director                             May 17, 2004
Richard Ewing




                               Print Page No. 61

EXHIBITS INDEX

The following exhibits are filed as part of this registration statement.

Exhibit No.       Description



3.1   Certificate of Incorporation and Amendments (previously filed)

3.2   By Laws (previously filed)

4.1 Instrument Defining Rights of Holders [pages from the By-Laws of Yukon Gold] (previously filed)

5.1 Legal Opinion dated March 11, 2004 of Kavinoky & Cook, LLP (previously filed)

5.2   Legal Opinion dated May 20, 2004 of Kavinoky & Cook, LLP

10.1 Share Purchase Agreement re: 3,000,000 Shares of Yukon Gold Corp. (previously filed)

10.2  Assignment of Subscription Agreements (previously filed)

10.3  Consulting Services Agreement (previously filed)

10.4  Stock Option Plan (previously filed)

10.5  Hinton Syndicate Agreement

21.1  List of Subsidiaries (previously filed)

23.1  Consent of Rotenberg & Co. LLP dated February 24, 2004 (previously filed)

23.2  Consent of Rotenberg & Co. LLP dated May 13, 2004

23.3 Consent of Schwartz Levitsky Feldman llp dated March 10, 2004 (previously filed)

23.4  Consent of Schwartz Levitsky Feldman llp dated May 18, 2004

23.5 Consent of Archer, Cathro & Associates (1981) Ltd. dated February 27, 2004 (previously filed)

23.6 Consent of Archer, Cathro & Associates (1981) Ltd. to the reference of their firm as "experts" dated May 14, 2004

23.7 Consent of Junior Mine Services Ltd. to the reference of their firm as "experts" dated May 14, 2004

23.8  Letter Re: Change of Auditors from Rotenberg & Co. LLP

99.2  Map of the Location of the Mount Hinton Property.




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